Exhibit 2.3

________________________________________________________________________________
________________________________________________________________________________








                            ASSET PURCHASE AGREEMENT


                                 by and between


                             GENERAL CIGAR CO., INC.
                                   ("Seller")

                                       and

                        SWEDISH MATCH NORTH AMERICA INC.
                                  ("Purchaser")




                           Dated as of March 26, 1999







________________________________________________________________________________
________________________________________________________________________________

                                TABLE OF CONTENTS
                                -----------------



ARTICLE I.  DEFINITIONS......................................................1

      1.1. Defined Terms.....................................................1
      1.2. Other Defined Terms..............................................10


ARTICLE II.  PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES..................11

      2.1. Transfer of Assets...............................................11
      2.2. Assumption and Satisfaction of Liabilities.......................12
      2.3. Purchase Price...................................................12
      2.4. Closing..........................................................12
      2.5. Conveyances at Closing...........................................13


ARTICLE III.  POST-CLOSING ADJUSTMENTS......................................14

      3.1. Closing Date Combined Statement of Net Assets; Working
             Capital Adjustment.............................................14


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLER.......................15

      4.1. Organization of Seller...........................................15
      4.2. Reserved.........................................................15
      4.3. Reserved.........................................................15
      4.4. Reserved.........................................................15
      4.5. Authorization....................................................15
      4.6. Mass-Market Intellectual Property................................16
      4.7. Absence of Certain Changes or Events.............................17
      4.8. Contracts and Commitments........................................18
      4.9. No Conflict or Violation.........................................20
      4.10. Consents and Approvals..........................................20
      4.11. Financial Statements............................................20
      4.12. Litigation......................................................20
      4.13. Liabilities.....................................................21
      4.14. Compliance with Law.............................................21
      4.15. No Brokers......................................................21
      4.16. No Other Agreements to Sell the Mass-Market Cigar Business......21
      4.17. Employee Benefit Plans..........................................21
      4.18. Tax Matters.....................................................22
      4.19. Real Property...................................................22
      4.20. Personal Property...............................................23
      4.21. Certain Environmental Matters...................................24
      4.22. Inventory.......................................................25
      4.23. Permits.........................................................25
      4.24. Labor Relations.................................................25


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
      4.25. Year 2000.......................................................26
      4.26. Books and Records...............................................26
      4.27. Insurance.......................................................26
      4.28. Performance Bonds and Letters of Credit.........................27
      4.29. Sufficiency of Assets...........................................27


ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................27

      5.1. Organization of Purchaser........................................27
      5.2. Authorization....................................................27
      5.3. Consents and Approvals...........................................27
      5.4. No Brokers.......................................................27
      5.5. No Conflict or Violation.........................................28
      5.6. Financing Arrangements...........................................28


ARTICLE VI.  ACTIONS BY SELLER AND PURCHASER PRIOR TO THE CLOSING...........28

      6.1. Maintenance of Business..........................................28
      6.2. Certain Prohibited Transactions..................................28
      6.3. Access...........................................................29
      6.4. Consents and Best Efforts........................................30
      6.5. No Mergers, Consolidations, Sale of Stock, Etc.; No Other
              Negotiations..................................................31
      6.6. Supplement to Schedules..........................................31


ARTICLE VII.  CONDITIONS TO THE OBLIGATIONS OF SELLER.......................31

      7.1. Representations, Warranties and Covenants........................32
      7.2. Consents.........................................................32
      7.3. No Governmental or Other Proceeding or Litigation................32
      7.4. Opinion of Counsel...............................................32
      7.5. Certificates.....................................................32
      7.6. Reserved.........................................................32
      7.7. HSR Act..........................................................32
      7.8. Assumption Document..............................................32
      7.9. Execution of Ancillary Agreements................................32


ARTICLE VIII.  CONDITIONS TO THE OBLIGATIONS OF PURCHASER...................33

      8.1. Representations, Warranties and Covenants........................33
      8.2. Consents.........................................................33
      8.3. No Governmental or Other Proceeding or Litigation................33
      8.4. Opinion of Counsel...............................................33
      8.5. Certificates.....................................................33

      8.6. HSR Act..........................................................33
      8.7. No Material Adverse Change.......................................34
      8.8. Execution of Ancillary Agreements................................34
      8.9. Conveyancing Documents...........................................34
      8.10. Affidavit.......................................................34
      8.11. Environmental Due Diligence.....................................34


ARTICLE IX.  ACTIONS BY SELLER AND BUYER AFTER THE CLOSING..................34

      9.1. Books and Records................................................34
      9.2. Further Assurances...............................................34
      9.3. Nonsolicitation..................................................34
      9.4. WARN Act.........................................................35
      9.5. Employees and Employee Benefits..................................35
      9.6. Collection of Receivables........................................38


ARTICLE X.  RISK OF LOSS....................................................39


ARTICLE XI.  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS, ETC..............39

      11.1. Survival of Representations, Etc................................39
      11.2. Indemnification.................................................40
      11.3. Threshold; Limitations on Liability.............................41
      11.4. Insurance Proceeds..............................................42
      11.5. Indemnification as Exclusive Remedy.............................42


ARTICLE XII.  MISCELLANEOUS.................................................42

      12.1. Budget and Projections..........................................42
      12.2. Termination.....................................................42
      12.3. Assignment......................................................43
      12.4. Bulk Transfer Laws..............................................43
      12.5. Costs and Expenses..............................................43
      12.6. Transfer Taxes..................................................43
      12.7. Real Estate and Other Taxes.....................................43
      12.8. Utilities and Other Charges.....................................44
      12.9. Notices.........................................................44
      12.10. Choice of Law..................................................45
      12.11. Entire Agreement; Amendments and Waivers.......................45
      12.12. Counterparts...................................................45
      12.13. Invalidity.....................................................45
      12.14. Headings.......................................................45
      12.15. Publicity......................................................45

DISCLOSURE SCHEDULE

EXHIBITS

Exhibit A       -- Financial Statements
Exhibit B       -- Form of Interim Services Agreement
Exhibit C       -- Persons Having Knowledge
Exhibit D       -- Form of Master Distribution Agreement
Exhibit E       -- Form of Non-Compete Agreements
Exhibit F       -- Right of First Refusal
Exhibit G       -- Form of Supply Agreement
Exhibit H       -- Allocation of Purchase Price
Exhibit I       -- Form of Assignment and Assumption Agreement
Exhibit J       -- Form of Bill of Sale
Exhibit K       -- Form of Assignment of Mass-Market Trademarks
Exhibit L       -- Form of Assumption Document
Exhibit M       -- Form of Opinion from Counsel to Purchaser
Exhibit N       -- Form of Opinion from Counsel to Seller

                            ASSET PURCHASE AGREEMENT
                            ------------------------

            This Asset Purchase Agreement, dated as of March 26, 1999, is by and between General Cigar Co., Inc., a Delaware corporation ("Seller"), and Swedish Match North America Inc., a Delaware corporation ("Purchaser").

                                    RECITALS
                                    --------

            WHEREAS, Seller owns, directly or indirectly, certain assets that it uses in the operation of the Mass-Market Cigar Business (as defined below); and

            WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell or cause to be sold to Purchaser, such assets subject to the terms and subject to the conditions of this Agreement.

                                    AGREEMENT
                                    ---------

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:



                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

            1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings:

            "ACCOUNTING PRINCIPLES" shall mean GAAP, except that: (i) no charge for income tax expenses is recorded; (ii) no current or deferred income tax liabilities or assets are reflected; (iii) the inter-company account for the
Mass-Market Cigar Business, which reflects the balances resulting from inter-company transactions, including (A) allocations of costs and expenses, and funding of operating activities and capital expenditures, and (B) liabilities for benefit plan expenses, insurance and workman's compensation, and other partially self-insured liabilities, have been included in the net assets line in the Statement of Net Assets; (iv) no interest was imputed on intercompany balances or investments; (v) certain notes are omitted and (vi) the basis of the allocations of costs and expenses between the Retained Business and the Mass-Market Cigar Business is set forth in the notes to the Financial Statements; provided that such allocation is not necessarily in accordance with GAAP.

            "ACTION" shall mean any action, order, writ, injunction, judgment or
decree,  suit,  litigation,   proceeding,  labor  dispute,  arbitral  action  or
investigation.

            "AFFILIATE" shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified.

            "AGREEMENT" shall mean this Asset Purchase Agreement, together with the Disclosure Schedule and all exhibits referenced herein.

            "ANCILLARY   AGREEMENTS"  shall  mean  the  Supply  Agreement,   the
Non-Compete Agreements, the Master Distribution Agreement, the Interim Services Agreement and the Right of First Offer Agreement.

            "APPLICABLE LAW" or "APPLICABLE LAWS" shall mean, with respect to any Person, any domestic, foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, directive, judgment, decree, permit, authorization or opinion or any other requirement of law (including common law and including any Environmental Law), all as in effect as of the Closing, of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Stockholm, Sweden are authorized or obligated by law or executive order to be closed.

            "CLOSING DATE" shall mean the fifth Business Day following the date on which all conditions set forth in Articles VII and VIII hereof shall have been satisfied or waived.

            "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

            "CONFIDENTIALITY    AGREEMENTS"    shall    mean    those    certain
confidentiality agreements dated February 1, 1999 and February 3, 1999, between Seller and Purchaser.

            "CONTRACT" shall mean any written agreement, understanding, arrangement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound.

            "CONVEYANCING INSTRUMENTS" shall mean collectively, the various agreements, instruments and other documents listed in Section 2.5(a) to be entered into to effect the transfer of the Mass-Market Assets in the manner contemplated by this Agreement.

            "DISCLOSURE SCHEDULE" shall mean a schedule attached hereto and delivered by Seller to Purchaser which sets forth exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by Article IV hereof and other provisions of this Agreement.

            "DOMINICAN REPUBLIC FACILITIES" shall mean Seller's mass-market cigar manufacturing facilities at the Industrial Free Zone of Santiago, Dominican Republic representing the real property and improvements leased pursuant to the Dominican Republic Leases.

            "DOMINICAN REPUBLIC LEASES" shall mean: (i) that certain Lease Agreement, dated as of January 7, 1999, by and between General Cigar Dominica, S.A. and La Corporacion Zona Franca Industrial de Santiago, Inc., (ii) that certain Lease Agreement, dated as of March 11, 1999, by and between Seller and La Corporacion Zona Franca Industrial de Santiago, Inc., (iii) that certain Lease Agreement, dated as of October 3, 1997, by and between Seller and La Corporacion Zona Franca Industrial de Santiago, Inc., and (iv) that certain Lease Agreement, dated as of March 11, 1998, by and between Seller and La Corporacion Zona Franca Industrial de Santiago, Inc.

            "DOTHAN FACILITIES" shall mean the Dothan Owned Facility and the real property and improvements located at 700 East Main Street leased pursuant to the Dothan IRB Lease.

            "DOTHAN OWNED FACILITY" shall mean the real property and the improvements representing Seller's storage facility located at Sixth Avenue, Dothan, Alabama.

            "DOTHAN IRB LEASE" shall mean that certain Lease Agreement, dated as of November 14, 1986, by and between Seller and the Industrial Revenue Board of the City of Dothan, Alabama, together with related agreements.

            "ENCUMBRANCE" shall mean, with respect to any Mass-Market Asset, any mortgage, pledge, lien, title defect, security interest, hypothecation, adverse claim, easement, right of way, including without limitation any lease, chattel mortgage, conditional sales contract, collateral security arrangement and other title or interest retention arrangement.

            "ENVIRONMENTAL CLAIMS" shall mean all Actions, claims, demands, suits, notices or causes of action for any damage, including without limitation, personal injury, property damage, lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws.

            "ENVIRONMENTAL CONDITIONS" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by Seller, or by its agents, representatives, employees, or independent contractors when acting in such capacity on behalf of Seller. Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by Seller.

            "ENVIRONMENTAL  LAWS" shall mean all Applicable  Laws that relate to or impose liability or standards of conduct concerning the protection, investigation or restoration of the environment or natural resources including, without limitation: (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land; (ii) all requirements relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transports or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature;
(iii) the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act (each as amended as of the date hereof) and all requirements promulgated pursuant to any of these or analogous state or local statutes.

            "ENVIRONMENTAL PERMIT" shall mean any of the Permits required by or pursuant to any applicable Environmental Law.

            "FINANCIAL STATEMENTS" shall mean the Statement of Net Assets and the Income Statement, each as attached hereto as Exhibit A.

            "FORM 10-K" shall mean the Report on Form 10-K of General Cigar Holdings, Inc. for the fiscal year ended November 28, 1998.

            "GAAP" shall mean United States generally accepted accounting principles.

            "GOVERNMENTAL AUTHORITY" shall mean any foreign, domestic, federal, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

            "HAZARDOUS SUBSTANCES" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws, including without limitation all flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents, waste waters, petroleum products or by-products and urea-formaldehyde insulation.

            "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all applicable regulations promulgated thereunder.

            "INCOME STATEMENT" shall mean the unaudited historical and budgeted statement of operations relating to the Mass-Market Cigar Business for the years ended November 28, 1998, November 29, 1997 and November 30, 1996 (actual) and November 27, 1999 (budgeted) attached as part of Exhibit A hereto.

            "INDEBTEDNESS FOR BORROWED MONEY" of any Person shall mean, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person, properly recordable under generally accepted accounting principles as a liability on the financial statements of such Person, evidenced by bonds, debentures, notes, or other similar instruments, (iii) all Indebtedness for Borrowed Money (as defined in clauses
(i) and (ii) above) of others secured by a lien on any asset of such Person, whether or not such Indebtedness for Borrowed Money is assumed by such Person, and (iv) all Indebtedness for Borrowed Money (as defined in clauses (i) and (ii) above) of others guaranteed by such Person.

            "INTELLECTUAL PROPERTY" shall mean all patents and applications, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; copyrights and registrations or renewals thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential and technical information; all other intellectual property and proprietary rights; copies and tangible embodiments thereof (in whatever form or medium, including electronic media); and licenses of any of the foregoing.

            "INTERIM  SERVICES   AGREEMENT"  shall  mean  that  certain  Interim
Services Agreement between Seller and Purchaser, to be dated as of the Closing Date, the material terms of which are attached hereto as Exhibit B.

            "IRB LIABILITY" shall mean all of Seller's obligations pursuant to the Dothan IRB Lease.

            "KNOWLEDGE" shall mean, with respect to any Person, actual knowledge of any officer or any member of the Board of Directors of such Person who is specified on Exhibit C hereto.

            "LIABILITIES" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

            "LONG-TERM DEBT" shall mean, with respect to the Statement of Net Assets and the Closing Date Statement of Net Assets, "Long-Term Debt" as reflected thereon, determined in accordance with the Accounting Principles applied to determine "Long-Term Debt" as set forth in the Statement of Net Assets, it being understood that "Long-Term Debt" shall not include long-term debt due within one year which is reflected as a current liability.

            "LOSSES" shall mean, in respect of any obligation to indemnify any Person pursuant to Section 11.2(a) of this Agreement or the determination of the limitations on liability set forth in Section 11.3 of this Agreement, any and all actual losses, damages, liabilities, obligations, judgments, settlements, awards, and offsets which the Indemnified Party may suffer or incur (together,

"Damages"), and reasonable out-of-pocket costs, expenses and attorneys' fees relating to Damages (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal) and penalties, if any, but shall not include (a) any such amounts for which a reserve or allowance was recorded in the Financial Statements or (b) incidental, indirect or consequential damages or damages for lost profits, other than any such incidental, indirect or consequential damages or damages for lost profits claimed by any third party against any indemnified party pursuant to Article XI.

            "MASS-MARKET BOOKS AND RECORDS" shall mean the books and records (including computerized records, ledgers, files and software) owned by Seller and its Subsidiaries that relate primarily to the Mass-Market Cigar Business or are necessary to operate the Mass-Market Cigar Business including, without limitation, all files relating to any Action being assumed by Purchaser as part of the Mass-Market Liabilities and all licenses, leases, agreements and filings relating to the Mass-Market Cigar Business (but not including the Seller's Books and Records).

            "MASS-MARKET CIGAR BUSINESS" shall mean the business, as conducted by Seller immediately prior to the Closing Date, of manufacturing and selling cigars that (i) are manufactured with either a wrapper or binder of reconstituted or HTL (homogenized tobacco leaf) tobacco rather than natural leaf tobacco, or (ii) exhibit all of the following four characteristics: (1) made wholly by machine rather than hand rolled or hand bunched, (2) sold to consumers predominately through mass-market classes of trade, such as convenience stores, shoppers clubs, chain and independent food stores, mass merchandisers, chain and independent drug stores, and discount tobacco shops, (3) containing "short filler" tobacco, rather than "long filler," and (4) generally sold to consumers at a retail price equivalent to $1.00 or less per cigar. For purposes of clarity in this Agreement, the "Mass-Market Cigar Business" of Seller shall not include:
(i) the growing, procurement or processing of tobacco; (ii) manufacturing and selling "miniature" or other small cigars made now or in the future by or for Seller under the Macanudo, Partagas, Canary D'Oro or any other such brands associated with a Premium Cigar (as defined in the Buyer Non-Competition Agreement), even if such cigars might otherwise fit the definition above; (iii) manufacturing and selling hand made cigars designed, priced and marketed to mass-market classes of trade, such as the "Don Sebastian" brand family; or (iv) manufacturing and selling the cigars as described in the Right Of First Refusal Agreement.

            "MASS-MARKET CONTRACTS" shall mean the Contracts to which Seller or its Affiliates is a party that relate primarily to the Mass-Market Cigar
Business, but excluding any retention or "stay bonus" arrangements with employees of Seller in existence on or prior to the date hereof or on the Closing Date and contracts for the supply of tobacco to Seller.

            "MASS-MARKET EMPLOYEES" shall mean all employees of the Seller, (i) who immediately prior to the Closing Date, were employed in connection with the Mass-Market Cigar Business as full-time or part-time employees or contract merchandisers, in each case, as set forth on Schedule 1.1 hereof, and (ii) who are able to work as of the Closing Date or, if not then able to work, when first able to work thereafter provided that such Mass-Market Employee is first able to work within 60 days after the Closing Date (or within 90 days after the Closing Date in the case of any such Employee who, as of the Closing Date, is on leave under the Family Medical Leave Act of 1993).

            "MASS-MARKET FACILITIES" shall mean the Dothan Facilities and the Dominican Republic Facilities.

            "MASS-MARKET INVENTORY" shall mean the inventory owned by Seller and used in connection with the Mass-Market Cigar Business, consisting of supplies, work in progress, finished goods, packaging materials and machine parts, but excluding raw materials (tobacco).

            "MASS-MARKET   LIABILITIES"   shall   mean  all  of  the   following
Liabilities: (i) Liabilities in connection with any Action commenced on or after the Closing Date with respect to tobacco products liability resulting from the use, on, prior to or after the Closing Date, of products manufactured by the Mass-Market Cigar Business; (ii) Environmental Claims other than Off-Site Environmental Liabilities; (iii) the Liabilities existing, arising or accruing on or after the Closing Date pursuant to the Mass-Market Contracts, the IRB Liability and Seller's Liabilities pursuant to the Dothan IRB Lease, the Dominican Republic Leases (but excluding any obligation or Liability resulting from any default or nonperformance by Seller on or prior to the Closing Date); and (iv) the other Liabilities reflected on the Closing Date Statement of Net Assets or set forth on Section 4.13 of the Disclosure Schedule; provided, that Mass-Market Liabilities shall not include the Retained Liabilities.

            "MASS-MARKET PERSONAL PROPERTY" shall mean the personal property set forth on Schedule 4.20.

            "MASS-MARKET  TRADEMARKS"  shall  mean the  trademarks  set forth in
Section 4.6 of the Disclosure Schedule.

            "MASTER DISTRIBUTION AGREEMENT" shall mean that certain Master Distribution Agreement between Seller and Purchaser, to be dated as of the Closing Date, substantially in the form attached hereto as Exhibit D.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the Mass-Market Assets or the Mass-Market Liabilities, or on the financial condition or results of operations of the Mass-Market Cigar Business, other than any such effect resulting from (a) an adverse trend or trends in the cigar industry as a whole or (b) customer reaction to the transactions contemplated hereby.

            "NET PROPERTY AND EQUIPMENT" shall mean, with respect to the Statement of Net Assets and the Closing Date Statement of Net Assets, "Net Property and Equipment" as set forth thereon, determined in accordance with the Accounting Principles applied to determine "Net Property and Equipment" as set forth on the Statement of Net Assets.

            "NON-COMPETE AGREEMENTS" shall mean those certain Non-Compete Agreements between Seller and Purchaser, to be entered into as of the Closing Date, substantially in the form attached hereto as Exhibits E-1 and E-2, respectively.

            "OFF-SITE ENVIRONMENTAL LIABILITIES" shall mean all Liabilities (whether such Liabilities are owed to Governmental Authorities, third parties or otherwise), whether currently in existence or arising at any time hereafter which relate to any activity conducted or condition in existence on or prior to the Closing Date in any location other than the Mass-Market Facilities and which arise under or relate to any Environmental Law.

            "PERMITS" shall mean all material licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations, in each case, primarily related to, or necessary to operate, the Mass-Market Cigar Business as currently conducted by Seller.

            "PERMITTED  ENCUMBRANCES"  shall mean (i) the Dothan IRB  Liability;
(ii) zoning or planning restrictions, easements, permits and other restrictions, limitations and irregularities in the title thereto which, do not and, if any rights thereunder were exercised, would not, in the aggregate, materially adversely affect the full use and enjoyment of the property in the manner in which it is currently used; (iii) those for current taxes not yet due and payable; and (iv) liens imposed by law, such as materialmen's, mechanics', workers', repairmen's, employees', carriers', vendors', warehousemen's and other like liens arising in the ordinary course of business in respect of obligations that are not yet due and payable or will be paid by Seller in the ordinary course following the Closing Date.

            "PERSON" shall mean an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

            "PREPAID EXPENSES" shall mean those prepaid expenses relating to the Mass-Market Cigar Business of the type and category identified on the Statement of Net Assets which will be included in the Closing Date Statement of Net Assets.

            "RETAINED ASSETS" shall mean the assets of Seller other than the Mass-Market Assets, including without limitation (i) cash, (ii) receivables,
(iii) assets relating to the Company's Villazon subsidiary in Tampa, Florida which are not used in connection with the business of manufacturing and distributing cigars under the Mass-Market Trademarks, (iv) the capital stock of the Seller's Subsidiaries, (v) all other assets expressly allocated to Seller or any of the Seller's Subsidiaries under this Agreement and (vi) any other assets of Seller and its Affiliates relating to the Retained Business.

            "RETAINED BUSINESS" shall mean the businesses conducted by Seller and its Affiliates other than the Mass-Market Cigar Business.

            "RETAINED  LIABILITIES"  shall  mean (a) any  workers'  compensation claims related to the operation of the Mass-Market Cigar Business prior to the Closing, or any other claims or liabilities relating to the employment or termination of employment by Seller of any persons; (b) any business or business activities of Seller which are not part of the Mass-Market Cigar Business; (c) any Tax Liabilities of Seller or any of its Affiliates, or any Tax Liabilities with respect to the Mass-Market Cigar Business or the Mass-Market Assets in connection with Pre-Closing activities by Seller or its Affiliates, except as otherwise expressly provided herein; (d) any liabilities under the Plans and Programs, accrued vacation, or sick pay; (e) any intercompany or intracompany liabilities or corporate charges that are not reflected as "liabilities" of the Mass-Market Cigar Business on the Statement of Net Assets or the Closing Date Statement of Net Assets; (f) any Liability in any pending or threatened litigation or governmental proceeding, in either case, in which Seller or any of its Affiliates is a party; (g) mortgage loans or any other indebtedness not listed as a Mass-Market Liability; (h) any Liability arising out of or secured by a Retained Asset; (i) any Liabilities or obligations of Seller or its
Affiliates under any collective bargaining agreements; (j) any Off-Site Environmental Liability; (k) trade payables, whether or not related to the Mass-Market Cigar Business; (l) all Liabilities of Seller under, or to be retained or assumed by Seller or any of the Seller's Subsidiaries pursuant to, this Agreement, (m) any liability of Seller under retention or "stay bonus" arrangements with employees in existence on or prior to the date hereof or the Closing Date; and (n) all other Liabilities of Seller or its Affiliates not constituting Mass-Market Liabilities.

            "RIGHT OF FIRST REFUSAL AGREEMENT" shall mean that certain Right of First Refusal Agreement between Seller and Purchaser, to be dated the Closing Date, substantially in the form attached hereto as Exhibit F.

            "SELLER'S BOOKS AND RECORDS" shall mean the books and records (including computerized records, ledgers, files and software) owned by Seller and its Subsidiaries which relate to the Retained Business, and are necessary to operate the Retained Business, or are required by law to be retained by Seller, including, without limitation, all files relating to any Action being retained by Seller as a Retained Liability, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Seller, the Seller's Subsidiaries or the Retained Business.

            "STATEMENT OF NET ASSETS" shall mean the unaudited statement of net assets relating to the Mass-Market Cigar Business at November 28, 1998 attached as part of Exhibit A hereto.

            "SUBSIDIARY" shall mean with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

            "SUPPLY AGREEMENT" shall mean that certain Supply Agreement, to be entered into between Seller and Purchaser, substantially in the form attached hereto as Exhibit G.

            "TARGET LONG-TERM DEBT" shall equal $1,195,000, the amount of long-term debt reflected on the Statement of Net Assets.

            "TARGET NET PROPERTY AND EQUIPMENT" shall equal $11,960,000, the amount of Net Property and Equipment reflected on the Statement of Net Assets.

            "TARGET WORKING CAPITAL" shall equal $8,703,000, the amount of Working Capital reflected on the Statement of Net Assets.

            "WORKING CAPITAL" shall mean, with respect to the Statement of Net Assets and the Closing Date Statement of Net Assets, (a) Mass-Market Inventory and Prepaid Expenses less (b) current liabilities as set forth thereon, determined in each case in accordance with the Accounting Principles applied to calculate the Target Working Capital as reflected on the Statement of Net Assets.

            1.2. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                  TERM                                     SECTION
                  ----                                     -------
                  Claim                                    11.2(b)
                  Claim Notice                             11.2(b)
                  Closing                                  2.4
                  Closing Date                             2.4
                  Closing Date Statement of Net Assets     3.1(a)
                  Code                                     Recitals
                  Indemnification Limit                    11.3(c)
                  Indemnified Party                        11.2(b)
                  Indemnifying Party                       11.2(b)
                  Leased Personal Property                 4.21
                  Loss Threshold                           11.3(a)
                  Mass-Market Assets                       2.1
                  Mass-Market Intellectual Property        4.6(b)
                  Material Contracts                       4.8
                  Owned Personal Property                  4.21
                  Personal Property Leases                 4.20
                  Plans and Programs                       4.17(b)
                  Projections                              12.1
                  Proposed Acquisition Transaction         6.5
                  Purchase Price                           2.3(a)
                  Purchaser                                Preamble
                  Purchaser Indemnified Parties            11.2(a)
                  Required Consents                        4.8(c)
                  Returns                                  4.18(b)
                  Seller                                   Preamble
                  Seller Indemnified Parties               11.2(a)
                  State Tobacco Litigation                 4.12
                  Tax                                      4.18(a)
                  Taxing Authority                         4.18(a)
                  Third-Party Claim                        11.2(b)

                                   ARTICLE II.

                PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES
                ---------------------------------------------

            2.1. TRANSFER OF ASSETS. On the terms and subject to the conditions set forth herein, on the Closing Date, Seller shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Purchaser of all of Seller's and its Affiliates' right, title, interest and claims in and to the Mass-Market Assets. The "Mass-Market Assets" shall consist of the following:

                 (i)    the Mass-Market Intellectual Property;

                 (ii) Permits to the extent such licenses and Permits are transferable;

                 (iii)  the Mass-Market Inventory;

                 (iv)   the Mass-Market Contracts;

                 (v)    the Mass-Market Personal Property;

                 (vi)   the Dothan Owned Facility;

                 (vii)  the Dothan IRB Lease;

                 (viii) the Dominican Republic Leases;

                 (ix)   the Prepaid Expenses;

                 (x)    the Personal Property Leases;

                 (xi)   the Mass-Market Books and Records; and

                 (xii) all other assets reflected on the Closing Date Statement of Net Assets.

            Notwithstanding the foregoing, the Mass-Market Assets shall not include any of the Retained Assets or any personal property belonging to any individual Affiliate of Seller that is located at any Facility.

            2.2. ASSUMPTION AND SATISFACTION OF LIABILITIES. (a) Purchaser shall take or cause to be taken all actions necessary to cause the assumption on the Closing Date by Purchaser of the Mass-Market Liabilities, subject to the provisions of Article XI hereof. Effective as of and after the Closing Date Purchaser shall assume, pay, perform, and discharge in due course all of the Mass-Market Liabilities.

            (b) Purchaser shall not assume any obligation, payment or liability of Seller of any kind, whether fixed, contingent, known, or unknown and whether existing as of the Closing or arising thereafter, with respect to the Retained Liabilities. Effective prior to, as of and after the Closing Date Seller shall pay, perform and discharge in due course all of the Retained Liabilities

            2.3.  PURCHASE PRICE.

            (a) PAYMENT OF PURCHASE PRICE. At the Closing, upon the terms and subject to the conditions set forth herein, Purchaser shall, by wire transfer of immediately available funds, pay to Seller or at Seller's direction for the sale, transfer, assignment, conveyance and delivery of the Mass-Market Assets the aggregate amount of Two Hundred Million Dollars ($200,000,000), SUBJECT, HOWEVER, to the adjustment as set forth in Article III. The aggregate amount of Two Hundred Million Dollars ($200,000,000) is hereinafter referred to as the "Purchase Price".

            (b) ALLOCATION OF PURCHASE PRICE. Seller and Purchaser shall allocate the Purchase Price among the Mass-Market Assets and the Mass-Market Liabilities in accordance with an allocation schedule substantially in the form set forth on Exhibit H. As soon as may be practicable after the Closing, Seller and Purchaser shall amend Exhibit H to reflect any adjustments to the Purchase Price made pursuant to Article III. As soon as may be practicable after the Closing and prior to filing any tax return which includes information related to the transactions contemplated in this Agreement, Seller and Purchaser employing the allocation of the Purchase Price made pursuant to this Section 2.3(b) shall prepare mutually acceptable IRS Forms 8594 which they shall use to report the transactions contemplated in this Agreement to the Internal Revenue Service and to all other taxing authorities. Neither Seller nor Purchaser shall take a position in any Return, Tax proceeding, tax audit or otherwise inconsistent with such allocation; provided, however, that nothing contained herein shall require Seller or Purchaser to contest any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation of the Purchase Price, or exhaust administrative remedies before any taxing authority or agency in connection therewith, and Seller and Purchaser shall not be required to litigate before any court (including without limitation the United States Tax Court), any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation of the Purchase Price. Seller and Purchaser shall give prompt notice to the other of the commencement of any tax audit or the written assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation of the Purchase Price.

            2.4. CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m., New York City time, on the fifth Business Day following the date in which all of the conditions to Closing set forth in Articles VII and VIII hereof have been satisfied, or such other date as to which the parties may agree (the "Closing Date") at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York. The parties have selected April 30, 1999 as the proposed Closing Date, and each party will use good faith efforts to cause the satisfaction of the conditions to Closing set forth in Articles VII and VIII to be satisfied on or prior to April 23, 1999.

            2.5.  CONVEYANCES AT CLOSING.

            (a) INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, at the Closing, Seller will execute and deliver or cause to be delivered to Purchaser:

                  (i) an Assignment  Agreement,  in the form attached  hereto as
      Exhibit I, conveying Seller's right, title and interest in and to the Dothan IRB Lease and the Dominican Republic Leases to Purchaser;

                  (ii) one or more bills of sale, in the form attached hereto as Exhibit J, conveying in the aggregate good and sufficient title to the Owned Personal Property and the Mass-Market Inventory;

                  (iii) a general warranty deed in recordable form for the State of Alabama conveying good and marketable title to the Dothan Owned Facility free and clear of Encumbrances other than Permitted Encumbrances.

                  (iv) Assignments of Contract Rights, each in the form attached hereto as Exhibit L, with respect to the Mass-Market Contracts other than the Dothan IRB Lease and the Dominican Republic Leases;

                  (v) Assignments of Mass-Market Trademarks, each in the form attached hereto as Exhibit K, in recordable form to the extent necessary to assign such Mass-Market Trademarks; and

                  (vi) such other instruments as shall be reasonably requested by Purchaser to vest in Purchaser Seller's title in and to the Mass-Market Intellectual Property (other than Mass-Market Trademarks), assignable
      Permits, Prepaid Expenses, Mass-Market Books and Records and other Mass-Market Assets in accordance with the provisions hereof.

            (b) ASSUMPTION DOCUMENT. Upon the terms and subject to the conditions contained herein, at the Closing, Purchaser shall execute and deliver to Seller an instrument of assumption substantially in the form attached hereto as Exhibit L evidencing Purchaser's assumption, pursuant to Section 2.2, of the Mass-Market Liabilities (the "ASSUMPTION DOCUMENT").

            (c) FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Purchaser and Seller.

            (d) CERTIFICATES; OPINIONS. Purchaser and Seller shall deliver the certificates, opinions of counsel and other matters described in Articles VII and VIII.



                                  ARTICLE III.

                            POST-CLOSING ADJUSTMENTS
                            ------------------------

            3.1. CLOSING DATE COMBINED STATEMENT OF NET ASSETS; WORKING CAPITAL ADJUSTMENT.

            (a) Not later than 45 days following the Closing Date, Seller shall prepare a statement of net assets of the Mass-Market Cigar Business as of the close of business on the Closing Date, which shall include a calculation of Working Capital, Net Property and Equipment and Long-Term Debt as of the Closing Date (the "Closing Date Statement of Net Assets"). The Closing Date Statement of Net Assets shall be prepared in accordance with the Accounting Principles applied to the Statement of Net Assets.

            (b) The Closing Date Statement of Net Assets and the calculation of the Working Capital, Net Property and Equipment and Long-Term Debt shall be submitted to Purchaser and its independent accountants on or before the 45th day after the Closing Date. If the accountants for Seller and the accountants for Purchaser do not reach agreement with respect to the Closing Date Statement of Net Assets and the calculation of Working Capital, Net Property and Equipment and Long-Term Debt on or before 30 days after the submission to Purchaser of Seller's proposed Closing Date Statement of Net Assets, another independent accounting firm of national reputation shall be selected and retained by the accountants for Seller and Purchaser and such firm will make a determination of those matters with respect to which the accountants for Seller and the accountants for Purchaser do not agree, which determination shall be binding on the parties. Such determination shall be made by such other accounting firm on or before the 45th day after such other accounting firm has been so notified. The fees of such other accounting firm will be borne 1/2 by Purchaser 1/2 by Seller. Each of Purchaser and Seller shall bear the fees and expenses of its respective accountants.

            (c) Working Capital, Net Property and Equipment and Long-Term Debt as calculated in accordance with the procedures set forth in (a) and (b) based upon the Closing Date Statement of Net Assets shall be final and binding on the parties hereto. If (i)(A) Working Capital, plus (B) Net Property and Equipment, less (C) Long-Term Debt (each as so calculated) shall be greater than (ii)(A) Target Working Capital plus (B) Target Net Property and Equipment, less (C) Target Long-Term Debt (each as reflected on the Statement of Net Assets) plus
(D) $532,000, Purchaser shall, within five Business Days of the determination thereof, pay to Seller, by wire transfer of immediately available funds, the amount of such difference. If (i)(A) Working Capital plus (B) Net Property and Equipment, less (C) Long-Term Debt (each as so calculated) is less than (ii)(A) Target Working Capital plus (B) Target Net Property and Equipment, less (C) Target Long-Term Debt (each as reflected on the Statement of Net Assets) plus
(D) $532,000, Seller shall, within five Business Days of the determination thereof pay to Purchaser, by wire transfer of immediately available funds, the amount of such difference.



                                   ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

            To induce Purchaser to enter into this Agreement, Seller hereby makes the following representations and warranties to Purchaser, except as otherwise set forth in the Disclosure Schedule. The sections of the Disclosure Schedule are numbered to correspond to the various representations and warranties set forth in this Article IV to which they relate. Such section references in the Disclosure Schedule are for the parties' convenience only, and any item disclosed in any section of the Disclosure Schedule shall be deemed to be an exception to each representation and warranty set forth in any section of this Article IV with respect to which it may fairly be deemed to contain information that would constitute an exception to such representation and warranty.

            4.1. ORGANIZATION OF SELLER. Seller is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power to conduct the Mass-Market Cigar Business as it is presently being conducted and to own and lease its properties and assets.

            4.2.  RESERVED.

            4.3.  RESERVED.

            4.4.  RESERVED.

            4.5. AUTHORIZATION. Seller has the corporate power to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and all requisite corporate action has been taken by Seller to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party by Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

            4.6.  MASS-MARKET INTELLECTUAL PROPERTY.

            (a) MASS-MARKET TRADEMARKS. Section 4.6(a) of the Disclosure Schedule contains a complete list of the Mass-Market Trademarks. The Mass-Market Trademarks constitute all of the trademarks (i) used by Seller in the manufacture and distribution of Mass-Market Cigars (as defined in the Non-Compete Agreement) and (ii) pursuant to which Seller generated the revenues reflected on the Income Statement. Seller owns the Mass-Market Trademarks which have been registered or applied for in the United States Patent and Trademark Office (hereinafter "U.S. Mass-Market Trademarks"), free and clear of all Encumbrances. Seller owns the foreign Mass-Market Trademarks, free and clear of all Encumbrances, except where said Encumbrances would not have a Material Adverse Effect. All appropriate actions have been taken by Seller to maintain the validity and enforceability of the U.S. Mass-Market Trademarks, including payment of all required fees. All appropriate actions have been taken by Seller to maintain the validity and enforceability of the foreign Mass-Market Trademarks, including payment of all required fees, except where non-action would not have a Material Adverse Effect . No judicial or administrative proceeding of any kind is pending or, to the Knowledge of Seller, has been threatened against Seller in the United States involving (a) the ownership, validity, enforceability, infringement, misuse or misappropriation of any Mass-Market Trademarks, or (b) the ownership, validity, enforceability, infringement, misuse or misappropriation by Seller of Intellectual Property rights of any third party which could result in a Material Adverse Effect.
Seller  has  no  Knowledge  of  the  infringement  or  misappropriation  of  the
Mass-Market Trademarks by a third party which could have a Material Adverse Effect. Seller has not received written notice of any infringement or liability of any kind for the use of intellectual property rights of others with respect to the Mass-Market Intellectual Property within the last three (3) years which could have a Material Adverse Effect. Neither Seller nor any of its Affiliates has granted any license or right to use, option, release or covenant not to sue or non-assertion assurance to any third person with respect to, or granted any outstanding lien or security interest in, any of the U.S. Mass-Market Trademarks. Neither Seller nor any of its Affiliates has granted any license or right to use, option, release or covenant not to sue or non-assertion assurance to any third person with respect to, or granted any outstanding lien or security interest in, any of the foreign Mass-Market Trademarks, except where such grant would not have a Material Adverse Effect. There is no existing or contemplated agreement, understanding, or grant of permission between Seller or any of its Affiliates and any third person that encumbers or otherwise affects Seller's exclusive right to use the U.S. Mass-Market Trademarks. There is no existing or contemplated agreement, understanding, or grant of permission between Seller or any of its Affiliates and any third person that encumbers or otherwise affects the Seller's right to use the foreign Mass-Market Trademarks, except where such agreement, understanding, or grant of permission would not have a Material Adverse Effect.

            (b) Schedule 4.6(b) to the Disclosure Schedule sets forth all Intellectual Property which is used in connection with and relates primarily to, and which Seller reasonably believes is necessary for the operation of, the Mass-Market Cigar Business, including all Mass-Market Trademarks, all packaging designs, and, to the extent it exists, any manufacturing specifications such as formulas or flavorings (the "Mass-Market Intellectual Property").

            (c) Seller and its Affiliates shall convey all right, title and interest in or right to use which Seller and its Affiliates have in the Mass-Market Intellectual Property. Immediately after the Closing, the Purchaser shall have the same rights as Seller to all of the Mass-Market Intellectual Property and on the same terms and conditions as in effect prior to the Closing.

            (d) The conduct of the Mass-Market Cigar Business does not infringe upon, conflict in any way with or misappropriate any Intellectual Property of any third party, except for infringements, conflicts or misappropriations that, individually and in the aggregate, would not have a Material Adverse Effect. None of the Mass-Market Intellectual Property used in the Mass-Market Cigar Business is being infringed or used by any third party, except for such infringements or uses as, individually and in the aggregate, would not have a Material Adverse Effect.

            (e) To the best of Seller's Knowledge, none of the Mass-Market Intellectual Property which is used in the United States and owned by Seller is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Entity.

            (f) Seller shall diligently and immediately use its reasonable best efforts to rectify any defects affecting or concerning the Mass-Market Intellectual Property, such as errors in title or ownership, defects in chain of title, or undisclosed encumbrances, where known or unknown at the time of the Closing, except where said defects would not have a Material Adverse Effect. Any expenses, including attorneys fees, required to rectify any such defect in the Mass-Market Intellectual Property shall be borne by Seller. Any defect rectified prior to the Closing shall not be deemed to have a Material Adverse Effect. This obligation survives the Closing.

            (g) Seller shall ensure that all necessary documents are filed with the appropriate government offices to ensure that all the Mass-Market Trademarks are in the name of Seller or GCMM Co., Inc., and Seller shall bear all associated costs including, without limitation, payment of all attorneys fees and filing fees. Buyer shall use good faith efforts to notify Seller which Mass-Market Intellectual Property, if any, it is not interested in maintaining.

            Buyer shall be responsible for all fees to effect the transfer of the Mass-Market Intellectual Property from Seller to Buyer. Buyer and Seller shall use good faith efforts to undertake all necessary assignments at the same time if such transfer is deemed reasonable.

            4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since November 28, 1998, the Mass-Market Cigar Business has been conducted in the ordinary course of business and there has not been any:

            (a) change in the Mass-Market Assets, the Mass-Market Liabilities, or in the financial condition or results of operations of the Mass-Market Cigar Business, except for (i) changes in the ordinary course of business and consistent with past practice, (ii) changes contemplated hereby or relating to the transactions contemplated hereby or (iii) changes which have not had and could not reasonably be expected to have a Material Adverse Effect;

            (b) sale, assignment or transfer of any Mass-Market Asset which is material to the Mass-Market Cigar Business, other than in the ordinary course of business;

            (c) cancellation of any Indebtedness for Borrowed Money owed to Seller, whether or not in the ordinary course of business, which cancellation would have or could reasonably be expected to have a Material Adverse Effect;

            (d) capital expenditures or the incurrence of liability therefor by Seller involving payments in excess of $50,000 on behalf of the Mass-Market Cigar Business;

            (e) execution of any lease as tenant of real property or as lessee of personal property or the incurrence of liability therefor by Seller related to the Mass-Market Cigar Business, involving payments in excess of $50,000 per year;

            (f) failure to repay any Indebtedness for Borrowed Money of Seller, which failure had or could reasonably be expected to have a Material Adverse Effect;

            (g) physical damage, destruction or loss (whether or not covered by insurance) affecting any Mass-Market Assets, which physical damage, destruction or loss had or could reasonably be expected to have a Material Adverse Effect;

            (h) mortgage or pledge of, or any Encumbrance placed on, any Mass-Market Assets; or

            (i) any other fact, event or condition of any character that will have, or could reasonably be expected to have, a Material Adverse Effect or could reasonably be expected to materially disrupt, interrupt, prevent or impair the conduct of the Mass-Market Cigar Business.

            4.8.  CONTRACTS AND COMMITMENTS.

            (a) Section 4.8(a) of the Disclosure Schedule sets forth a complete list of each of the following written or oral Contracts (collectively, the "MATERIAL CONTRACTS"):

                  (i) Mass-Market Contract creating any partnership, or any Indebtedness for Borrowed Money;

                  (ii)   Mass-Market   Contract   (including   purchase  orders,
      franchise agreements and undertakings or commitments to any governmental or regulatory authority) not made in the ordinary course of business;

                  (iii) Contracts of employment with Mass-Market Employees (including without limitation employment, change in control, golden parachute, severance or similar agreements or arrangements and other Mass-Market Contracts with Mass-Market Employees);

                  (iv) Mass-Market Contracts consisting of sales commitments for tobacco products;

                  (v) any other Mass-Market Contract involving payments by Seller in excess of $50,000 annually that are not cancelable on 30-days' notice by Seller, without payment of penalty or premium;

                  (vi) Mass-Market Contract relating to, or evidences of, or guarantees of, or providing security for, Indebtedness for Borrowed Money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any Mass-Market Asset);

                  (vii) license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar contract relating to or providing for the marketing and/or sale of the products of the Mass-Market Cigar Business to which Seller is a party or by which Seller is bound;

                  (viii) Mass-Market Contract that requires the payment or incurrence of a Mass-Market Liability, or the rendering of services or the sale of goods by Seller subsequent to the date of this Agreement of more than $50,000;

                  (ix) Mass-Market Contract containing a covenant limiting the freedom of the Seller or any Affiliate of the Seller to engage in the Mass-Market Cigar Business or the transactions contemplated by the Ancillary Agreements or to compete with any Person (other than the Non-Compete Agreement); or

                  (x) Any other Mass-Market Contract required by applicable law to be filed by Seller with the U.S. Securities and Exchange Commission.

            (b) Seller has furnished to Purchaser a copy of each of the Material Contracts, and each such copy is correct and complete and includes all modifications thereof.

            (c) All of the Material Contracts indicated with an asterisk ("*") on Section 4.8(a) of the Disclosure Schedule are in full force and effect and constitute the legal, valid and binding obligations of Seller and, to the Knowledge of Seller, of the other parties thereto (except, in each case, as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or the relief of debtors), and to the Knowledge of Seller, no condition exists or event, act or omission has occurred which, with or without notice, or lapse of time or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance thereunder. Except for the consents of parties listed on Schedule 4.8(c) (the "REQUIRED CONSENTS"), no consent of any party to the Material Contracts is required to assign the Material Contracts, and Seller's rights and obligations thereunder, to Purchaser. No other party to any Material Contract has notified Seller of the assertion of its right to renegotiate the terms or conditions of any Material Contract, and, to the Knowledge of Seller, no such basis exists.

            (d) For informational purposes, Seller has set forth in Section 4.8(d) of the Disclosure Schedule a list of Mass-Market Contracts in existence on the date hereof (i) which are not required to be set forth on Schedule 4.8(a) and (ii) with respect to which Seller makes no representation or warranty to Purchaser.

            4.9. NO CONFLICT OR VIOLATION. Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) violate, conflict with or result in any breach or default under any term or provision or result in the acceleration of any Liability or cancellation or termination of the Dothan IRB, the Dothan IRB Lease, the Dominican Republic Leases, any Personal Property Leases or any other Material Contract, (ii) result in the creation or imposition of any material Encumbrance on any Mass-Market Asset, (iii) result in any violation of the provisions of the charter or other organizational document or by-laws of Seller or (iv) result in any violation by Seller of any Applicable Law, which violation would have a Material Adverse Effect, or prohibit consummation by Seller of the transactions contemplated by this Agreement.

            4.10. CONSENTS AND APPROVALS. Except (a) for the filing of premerger notification reports under the HSR Act and by the Bureau of Alcohol, Tobacco and Firearms and (b) as set forth in the Disclosure Schedule, no consent, approval or authorization of any governmental or regulatory authority, or any other Person, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where failure to obtain such consent, approval or authorization would not have a Material Adverse Effect.

            4.11. FINANCIAL STATEMENTS. The Financial Statements have been delivered to Purchaser by Seller. Except as otherwise set forth therein (including the notes thereto), the Financial Statements have been prepared based on the books and records of Seller in accordance with the Accounting Principles and, with respect to the Statement of Net Assets and the Income Statement (other than the column entitled ("1999 Budget"), present fairly in accordance with the Accounting Principles, the financial condition and results of operations of the Mass-Market Cigar Business as of the dates indicated or the periods indicated; provided, that no representation or warranty is made hereby with respect to the accuracy or the likelihood of achievement of the results of operations or other information set forth in the column entitled "1999 Budget" set forth on the Income Statement.

            4.12. LITIGATION. Except as set forth in the Disclosure Schedule and the Form 10-K, there is no Action pending or, to Seller's Knowledge, threatened against, relating to or affecting (i) the Mass-Market Cigar Business, (ii) the Mass-Market Assets or (iii) the transactions contemplated by this Agreement, except as would not reasonably be likely to have a Material Adverse Effect. If any Action arising out of the manufacture, sale, distribution, advertising, promotion, marketing, packaging, labeling, or use of tobacco or any tobacco product is  threatened  or commenced by or on behalf of any State or the federal government  or any  of  their  respective  officers  acting  in  their  official capacities (including but not limited to any Attorney General), departments, subdivisions, or agencies (collectively "State Tobacco Litigation"), then for purposes of this Agreement such State Tobacco Litigation shall be deemed not to be reasonably likely to have a Material Adverse Effect. Except as disclosed in the Disclosure Schedule and the Form 10-K, there is no State Tobacco Litigation pending or, to Seller's knowledge, threatened against Seller relating to the Mass-Market Cigar Business. Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller relating to the Mass-Market Cigar Business which, if paid, would have a Material Adverse Effect.

            4.13. LIABILITIES. Seller has not incurred or become liable for, directly or indirectly, any Mass-Market Liabilities and the Mass-Market Assets are not subject, directly or indirectly, to any Liability required by generally accepted accounting principles to be set forth on the Statement of Net Assets or in a financial statement except (i) Mass-Market Liabilities set forth on the Statement of Net Assets or in the Disclosure Schedule or (ii) Mass-Market Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Statement of Net Assets.

            4.14. COMPLIANCE WITH LAW. Seller is, and for the period of the applicable statute of limitations has been, in compliance with all Applicable Laws (other than Environmental Laws, which are addressed in Section 4.21 hereof), except where the failure to comply would not have a Material Adverse Effect.

            4.15.  NO  BROKERS.  Except  for the  services  of Peter J.  Solomon
Company Limited, which have been retained by Seller, neither Seller nor any of its Affiliates has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. Seller is solely responsible for any payment, fee or commission that may be due to Peter J. Solomon Company Limited in connection with the transactions contemplated hereby.

            4.16. NO OTHER AGREEMENTS TO SELL THE MASS-MARKET CIGAR Business. Seller has no legal obligation, absolute or contingent, to any other Person to effect any sale, transfer or other disposition (including, without limitation, by way of any merger, consolidation or other reorganization of Seller or any of its Subsidiaries) of any Mass-Market Assets (other than a sale of inventory in the ordinary course of business) or to enter into any agreement with respect thereto.

            4.17. EMPLOYEE BENEFIT PLANS.

            (a) Except as set forth on Schedule 4.17(a), there are no employment contracts or change in control, golden parachute, severance or similar agreements or arrangements with any of the Mass-Market Employees. Seller has furnished to Purchaser a list of the Mass-Market Employees and will provide such additional information concerning the Mass-Market Employees as Purchaser may reasonably request, subject to Seller's policies in effect at the time of the request with respect to providing information about its employees to other potential employers.

            (b) Schedule 4.17(b) sets forth a complete list of all employee benefit plans and programs to which Seller is a party and in which the Mass-Market Employees participate immediately prior to the Closing Date (the "PLANS AND PROGRAMS"). None of the Plans and Programs are multiemployer plans (as defined in ERISA Section 3(37)).

            4.18. TAX MATTERS.

            (a) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means, any net income, gross income, gross receipts, tobacco products, sales, use, transfer, payroll, premium, property, windfall profits, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

            (b) With respect to the Mass-Market Assets and the Mass-Market Cigar Business, (i) all returns, statements, reports and forms ("Returns") required to be filed with any Taxing Authority on or before the Closing Date involving material Taxes have been timely filed, and (ii) all Taxes shown as due and payable on such Returns have been timely paid.

            (c) Except as set forth on Section 4.18 (c) of the Disclosure Schedule, there are no (i) pending audits or deficiencies assessed against Seller or any of its Affiliates with respect to the Mass-Market Assets, which have not been fully settled, (ii) outstanding agreements or waivers extending the time to assess any Taxes with respect to the Mass-Market Assets or the Mass-Market Cigar Business, (iii) Tax liens pending or, to the Knowledge of Seller, threatened, against any of the Mass-Market Assets or the Mass-Market Cigar Business, or (iv) notices of any Tax deficiency outstanding, proposed or assessed with respect to the Mass-Market Assets or the Mass-Market Cigar Business.

            (d) Except as set forth on Section 4.18 (d) of the Disclosure Schedule, none of the Mass-Market Assets is (i) property that is subject to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code,
(ii) "tax-exempt use property" within the meaning of Section 168(h) of the code or (iii) property securing any debt the interest on which is tax-exempt under
Section 103(a) of the Code.

            (e) Seller and its Affiliates have timely and duly withheld all Taxes required to have been withheld with respect to the Mass-Market Cigar Business and the Mass-Market Assets in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been timely and duly paid to the proper Governmental Authority or set aside in accounts for such purpose and will be timely and duly paid to the proper Governmental Authority.

            4.19. REAL PROPERTY.

            (a)   OWNED REAL PROPERTY.

                  (i) The Dothan Owned Facility is the only real property owned in whole or in part by Seller primarily used in the Mass-Market Cigar Business. Seller has good and marketable title in fee simple to the Dothan Owned Facility, free and clear of all Encumbrances except for Permitted Encumbrances and except for Encumbrances set forth in Section 4.19(a) of the Disclosure Schedule.

                  (ii) To Seller's Knowledge, except as set forth in Section 4.19(a) of the Disclosure Schedule and except as would not adversely affect the full use and enjoyment of the property in the manner in which it is currently used, all easements, rights of way, licenses, and other non-ownership interests, if any, granted to Seller with respect to the Dothan Owned Facility are valid and effective in accordance with their terms.

            (b) LEASED REAL PROPERTY. Except as disclosed in the Disclosure Schedule, each of the Dothan IRB Lease and the Dominican Republic Leases are in full force and effect, are valid and enforceable in accordance with their terms and constitute the legal, valid and binding obligations of Seller and, to the Knowledge of the Seller, of the other parties thereto (except, in each case, as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or the relief of debtors), and, to the Knowledge of Seller, no condition exists or event, act or omission has occurred which, with or without notice, lapse of time or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance thereunder. Seller has delivered to the Purchaser a copy of each of the Dothan IRB Lease and the Dominican Republic Leases, and each such copy is correct and complete and includes any and all modifications thereto. The interest of Seller in and under any of the Dothan IRB Lease and the Dominican Republic Leases is subject to no Encumbrance, other than any Encumbrance related to the Dothan IRB and other than Permitted Encumbrances. Seller has the right of ingress and egress with respect to the Dominican Republic Facilities.

            (c) Except as described in the Disclosure Schedule, (i) no improvement or structure on any of the Mass-Market Facilities encroaches on any adjacent property or conflicts with the rights of any owner thereof except as would not materially interfere with the operation thereof or impose a material Liability on Purchaser or its Affiliates, and (ii) no improvement or structure on any real property owned or leased by any other Person encroaches on any of the Mass-Market Facilities except as would not materially interfere with the operation thereof.

            (d) The structures and improvements located on each of the Mass-Market Facilities are in substantial compliance with all applicable material building, fire, and other regulatory laws, ordinances, and regulations. Seller has not received any written notice of any violation thereof.

            (e) All requisite certificates of occupancy and other material Permits or approvals legally required with respect to the structures and improvements located on each of the Mass-Market Facilities the occupancy and use thereof, have been obtained and are currently in full force and effect.

            4.20. PERSONAL PROPERTY. (a) Section 4.20(a) of the Disclosure Schedule sets forth a list of machinery, equipment, furniture, fixtures, vehicles and other items of tangible personal property that are owned or used by the Seller primarily in the Mass-Market Cigar Business (the "OWNED PERSONAL PROPERTY"). The list of Owned Personal Property, is accurate in all material respects.

            (b) All of the Owned Personal Property is owned by the Seller free and clear of any Encumbrances, except for Permitted Encumbrances.

            (c) Section 4.20(c) of the Disclosure Schedule sets forth a list of machinery, equipment, furniture, fixtures, vehicles and other items of tangible personal property that are leased by the Seller and used primarily in the Mass-Market Cigar Business (the "LEASED PERSONAL PROPERTY"), the leases for which (the "PERSONAL PROPERTY LEASES") are being assumed by the Purchaser in connection with the purchase of the Mass-Market Cigar Business.

            (d) All of the Owned Personal Property and Leased Personal Property is owned or leased by Seller (or its wholly-owned Subsidiaries, excluding qualifying shares in de minimis amounts for purposes of determining whether such Subsidiary is "wholly-owned"). The Owned Personal Property and the Leased Personal Property is, considered in the aggregate, in good operating condition and has been appropriately maintained in the ordinary course of business, conforms to all material requirements of law and is substantially fit for use in accordance with the Mass-Market Cigar Business, subject only to ordinary wear and tear.

            4.21. CERTAIN ENVIRONMENTAL MATTERS.  Except as set forth in Section
4.21 of the Disclosure Schedule (as to all of which matters any liability therefrom shall be a Retained Liability):

            (a) Seller is, with respect to the Mass-Market Cigar Business and the Mass-Market Assets, as of the date of this Agreement, and has been, at all times within the last five years, in substantial compliance with all Environmental Laws applicable to the Mass-Market Cigar Business or the Mass-Market Assets.

            (b) Seller is not, with respect to any of the Mass-Market Facilities, the Mass-Market Assets or the Mass-Market Cigar Business, the subject of any Action, order, writ, injunction, judgment or decree, suit, litigation, proceeding, or arbitral action or proceeding or, to Seller's Knowledge, investigation pertaining to Environmental Conditions, nor is Seller, with respect to any of the Mass-Market Facilities, Mass-Market Assets or Mass-Market Cigar Business, subject to any pending Environmental Claim, nor to Seller's Knowledge is there any threatened Environmental Claim relating to the Mass-Market Facilities, the Mass-Market Assets or the Mass-Market Cigar Business;

            (c) Set forth in Section 4.21 of the Disclosure Schedule is a list of Environmental Permits currently held by the Seller, and the Seller has conducted and is conducting the Mass-Market Cigar Business in compliance with the Environmental Permits, which constitute all of the Environmental Permits required to be obtained from any public, governmental, regulatory or judicial authority to conduct the Mass-Market Cigar Business in substantially the same manner and extent it is presently conducted;

            (d) To Seller's Knowledge, there is no action, activity, circumstance, condition, event, or incident, including without limitation, the release, emission, discharge, presence, or disposal of any Hazardous Substance, that could reasonably be expected to form the basis of any material Environmental Claim or result in any material Liability, Action or penalties under Environmental Laws against Seller or the Mass-Market Cigar Business, any of the Mass-Market Facilities or any other Mass-Market Assets;

            (e) With respect to any of the Mass-Market Assets or Mass-Market Cigar Business, (i) Seller is not subject to any outstanding order from, or contractual obligation with, any Governmental Authority or Person in respect of which it would be likely to incur costs arising from the release or threatened release of a Hazardous Substance, and (ii) Seller has not entered into any contractual obligation (including indemnification obligation) with any Governmental Authority or Person pursuant to which it assumed responsibility for, either directly or indirectly, the remediation of any condition arising from or relating to the release or threatened release of Hazardous Substances; and

            (f) Seller has disclosed and made available to Purchaser all studies, analyses and test results, site assessments and compliance audits
prepared  by  Seller,  its  Affiliates  or  third-party   consultants,   in  the
possession, custody or control of Seller pertaining to the Mass-Market Facilities relating to (i) the environmental conditions on, under or about the Mass-Market Facilities, and (ii) any Hazardous Substances used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released on, under, about or from any of the Mass-Market Facilities, or otherwise in connection with the Mass-Market Cigar Business.

            4.22. INVENTORY. The Mass-Market Inventory reflected on the Statement of Net Assets, is and the Mass-Market Inventory as of the Closing shall be, merchantable and fit for the purpose for which it was procured or manufactured and legally qualified for export and sale. Except as reserved for on the Statement of Net Assets, all such inventory is, and shall be as of the Closing, in good and marketable condition and salable in the normal course of the Mass-Market Cigar Business, as currently conducted. The Mass-Market Inventory reflected on the Statement of Net Assets is, and the Mass-Market
Inventory as of the Closing shall be, sufficient for and not materially or substantially in excess of the requirements of the Mass-Market Cigar Business.

            4.23. PERMITS. Section 4.23 of the Disclosure Schedule sets forth a list of all Permits issued to the Seller and the Seller has furnished to the Purchaser a copy of each of such Permits, and each such copy is correct and complete and includes any and all modifications thereof. The Permits are in full force and effect; the Seller is not in material violation of any of the Permits; no proceedings for the suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Seller, threatened; no condition exists which (with or without notice, the passage of time or both) would constitute a material violation of any of the Permits; and the Permits constitute all material governmental licenses, permits, consents, approvals or certificates required to be obtained or held by the Seller in connection with the operation of the Mass-Market Cigar Business as presently conducted, the failure to obtain which would have a Material Adverse Effect; provided, however, that no representation is made in this sentence with respect to "Environmental Permits", as to which all representations and warranties are set forth in Section 4.21 hereof.

            4.24. LABOR RELATIONS.

            (a) Seller is not a party to any collective bargaining agreement related to the Mass-Market Cigar Business, and none of the Mass-Market Employees is a party to any collective bargaining agreement.

            (b)  Seller,  with  respect  to  the  Mass-Market  Employees,  is in compliance in all material respects with all Applicable Laws regarding employment practices, terms and conditions of employment, and wages and hours; there is no unfair labor practice complaint against Seller pending before the National Labor Relations Board or any similar labor agency with respect to the Mass-Market Cigar Business; there is no labor strike, dispute, slowdown, representation question or stoppage pending or threatened against or involving the Mass-Market Cigar Business; there exists no grievance which may have a Material Adverse Effect; no arbitration proceeding arising out of or under any collective bargaining agreement is pending or threatened with respect to the Mass-Market Cigar Business; and since December 31, 1994, Seller has not, with respect to any Mass-Market Employees, experienced any strike, material interruption, or material work slowdown by its labor force due to employment problems of any nature.

            4.25. YEAR 2000. Seller has reviewed its operations and those of any third party with which the Seller has a material relationship to evaluate the extent to which the Mass-Market Cigar Business will be affected by the Year 2000 Problem. Seller does not anticipate incurring operating expenses or costs material to the financial position or results of operations of the Mass-Market Cigar Business in connection with the actions that the Seller currently believes are necessary to address the Year 2000 Problem with respect to the Mass-Market Cigar Business. As a result of the aforementioned review, Seller has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring on and after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

            4.26. BOOKS AND RECORDS. All of the Mass-Market Books and Records, for all periods beginning on November 27, 1995 and ending on the Closing Date, have been prepared and maintained in all respects in accordance with sound business practices, when taken in conjunction with Seller's business as a whole.

            4.27. INSURANCE. Seller maintains policies of insurance which insure the Mass-Market Assets and the Mass-Market Cigar Business in commercially reasonable amounts for occurrences normally insured against. Seller carries no health hazard policy, which, to Seller's Knowledge, is consistent with industry practice. There are no claims by Seller pending or, to the Knowledge of Seller, threatened with respect to the Mass-Market Assets or the Mass-Market Cigar Business under said policies or disputes with underwriters, and all premiums due and payable have been paid and all such policies are in full force and effect in accordance with their respective terms.

            4.28. PERFORMANCE BONDS AND LETTERS OF CREDIT. Section 4.28 of the Disclosure Schedule sets forth all letters of credit and performance bonds to which Seller is a party or under which Seller is obligated relating to either the Mass Market Cigar Business or the Mass-Market Assets.

            4.29. SUFFICIENCY OF ASSETS. The Mass-Market Assets, together with the services and other matters the subject of the Interim Services Agreement, the Distribution Agreement and the Supply Agreement, constitute all assets which are necessary to conduct the Mass-Market Cigar Business on and immediately after the Closing Date in the same manner and to the extent conducted by the Seller on the date hereof.



                                   ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER
                 -------------------------------------------

            To induce Seller to enter into this Agreement, Purchaser hereby makes the following representations and warranties to Seller.

            5.1. ORGANIZATION OF PURCHASER. Purchaser is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power to conduct its business as it is presently being conducted and to own and lease its properties.

            5.2. AUTHORIZATION. Purchaser has the corporate power to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and all requisite corporate action has been taken by Purchaser to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution of this Agreement by Seller, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

            5.3. CONSENTS AND APPROVALS. No consent, approval or authorization of any governmental or regulatory authority or any other Person is required to be made or obtained by Purchaser or any of its Affiliates in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filings required under the HSR Act and by the Bureau of Alcohol, Tobacco and Firearms.

            5.4. NO BROKERS. Neither Purchaser nor any of its Affiliates has entered into or will enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Purchaser or Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

            5.5. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the charter or bylaws of Purchaser, (b) a breach of, or a default under, any term or provision of any contract or agreement to which Purchaser is a party, which breach or default would prevent Purchaser from consummating the transactions contemplated hereby or (c) a violation by Purchaser of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would prevent Purchaser from consummating the transactions contemplated hereby.

            5.6. FINANCING ARRANGEMENTS. Purchaser has and will have as of immediately prior to the Closing Date on hand or committed cash and cash equivalent assets of not less than the sum of $200,000,000.



                                   ARTICLE VI.

                         ACTIONS BY SELLER AND PURCHASER
                         -------------------------------
                              PRIOR TO THE CLOSING
                              --------------------

            6.1. MAINTENANCE OF BUSINESS. Seller covenants that, prior to the Closing, except as may be agreed to in writing by Seller and Purchaser, it shall conduct the Mass-Market Cigar Business, in all material respects, according to its ordinary and usual course of business and consistent with Seller's prior practices. Without limiting the generality of the foregoing, Seller shall: (a) maintain in effect and fully perform all of its obligations under the Contracts and the Dothan IRB Lease and the Dominican Republic Leases in accordance with the terms thereof; (b) give prompt written notice to Purchaser of any notice given or received by Seller of any default or breach or alleged default or breach under any of the Material Contracts, the Dothan IRB Lease or the Dominican Republic Leases or the Personal Property Leases and of any claim or threat of which Seller may have Knowledge to commence any action, suit, proceeding, or investigation against Seller with respect to the Mass-Market Cigar Business; (c) maintain the Mass-Market Facilities in the same condition and repair as on the date of this Agreement, ordinary wear and tear excepted;
(d) protect and maintain in effect the Mass-Market Intellectual Property; (e) comply, in all material respects, with all Applicable Laws in the conduct of the Mass-Market Cigar Business; (f) preserve the business of the Mass-Market Cigar Business; (g) maintain in full force and effect all insurance policies currently in effect with respect to the Mass-Market Assets, or policies that provide coverage that is comparable to such insurance policies; and (h) promptly advise Purchaser of any breach of any representation or warranty, covenant, condition or obligation of Seller hereunder.

            6.2. CERTAIN PROHIBITED TRANSACTIONS. Seller covenants that except as may be required by contract or law, and except as contemplated by Section 6.2 of the Disclosure Schedule, it shall use its reasonable best efforts not to, without the prior written approval of Purchaser:

            (a) mortgage, pledge or allow any Encumbrance on any Mass-Market Assets;

            (b) create, incur, assume or guarantee any Indebtedness for Borrowed Money that would be a Mass-Market Liability;

            (c) make any change in its accounting methods or in the manner of keeping the Mass-Market Books and Records (except as may be required by GAAP or as requested by Purchaser);

            (d)  settle  pending  or  threatened   litigation  relating  to  the
Mass-Market Cigar Business;

            (e) cancel any Indebtedness for Borrowed Money relating to the Mass-Market Cigar Business owed to it;

            (f) except in the ordinary course of business, sell, assign or transfer any of the Mass-Market Assets;

            (g) make any capital expenditure or incur any commitment or liability therefor, individually or in the aggregate, involving payments in excess of $50,000 on behalf of the Mass-Market Cigar Business;

            (h) enter into or terminate any Contract, lease, commitment, transaction or understanding of any kind with respect to the Mass-Market Cigar Business outside the ordinary course of business or amend, modify or agree to amend or modify any Material Contract (including, without limitation, the Personal Property Leases, the Dothan IRB Lease and the Dominican Republic Leases) outside the ordinary course of business;

            (i) except as set forth on the Disclosure Schedule, (i) pay or agree to any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement with any Mass-Market Employee; (ii) enter into any new employment, management or consulting agreement with any Mass-Market Employee;

            (j) voluntarily take any action which would render any representation and warranty of Seller contained in Section 4.7 hereof inaccurate at any time between the date hereof and the Closing Date, including as of the Closing Date; or

            (k) enter into any agreement or commitment to do any of the actions set forth in (a) - (j) above.

            6.3. ACCESS. Prior to the Closing, Seller shall provide Purchaser with reasonable access during normal business hours to the Mass-Market Assets and to Seller's employees, officers, agents and consultants, books and records (including property or sales Tax Returns), compensation and employee benefit plan documents, and such other information relating to the Mass-Market Cigar Business and the Mass-Market Employees subject to its existing policies with respect to providing information about its employees to other potential employers, as Purchaser may reasonably request. Seller shall provide Purchaser with, or allow Purchaser to make, copies, at Purchaser's expense, of any requested materials that are relevant to the Mass-Market Cigar Business and do not contain any confidential or proprietary information about the Retained Business or otherwise violate any internal procedures of the Retained Business. Seller shall authorize the independent accountants of Seller to allow the independent accountants of Purchaser to review the work papers and other accounting records of Seller's accountants prepared in connection with the preparation of the Closing Date Statement of Net Assets. Purchaser shall use its reasonable efforts to minimize any disruption to Seller's business in connection with the conduct of the process contemplated herein, and Seller shall receive reasonable advance notice of and shall have the right to participate in, any discussions Purchaser might have with any federal or state regulatory authorities about Seller or the Mass-Market Cigar Business. In the event that, as a result of any such investigation, Purchaser discovers any fact that makes untrue any representation or warranty of Seller hereunder, (a) Purchaser shall immediately provide Seller with written notice of such fact and (b) Seller's representations and warranties made hereunder or in any certificate delivered pursuant to this Agreement shall, for purposes of each provision of this Agreement (other than (y) the conditions set forth in Article VIII hereof to the obligations of Purchaser to consummate the transactions contemplated hereby and
(z) the right of Purchaser to terminate this Agreement under Section 12.2 hereof) be deemed modified by such fact or facts as if the same had been fully disclosed on the Disclosure Schedule on the date hereof, whether or not Seller is advised of such fact or facts.

            6.4. CONSENTS AND BEST EFFORTS. As soon as practicable, and in any event not later than five Business Days after execution and delivery of this Agreement, Purchaser and Seller shall make all filings required under the HSR Act. In addition, Purchaser and Seller will each furnish all information as may be required by any state regulatory agency properly asserting jurisdiction or by the Federal Trade Commission and the United States Department of Justice under the HSR Act in order that the requisite approvals for the transactions contemplated hereby be obtained or to cause any applicable waiting periods to expire. Seller shall use its commercially reasonable efforts to obtain prior to the Closing Date the Required Consents, and any other consents, approvals, authorizations and agreements of and to give all notices and make all other filings with, any third parties, including Governmental Authorities, necessary to authorize, permit or approve the consummation of the transactions contemplated hereby or to continue in effect and to assure that the Mass-Market Cigar Business and Purchaser shall be entitled to all of the benefits of the Material Contracts, including without limitation: (i) as required, the consent of the landlords or lessors of the Leased Real Property and the lessors of the Leased Personal Property to the assignment to, and assumption by, Purchaser of the Dothan IRB Lease, the Dominican Republic Leases and the Personal Property Leases; (ii) as required, the consent of third parties to the assignment to, and assumption by, Purchaser of the Material Contracts; (iii) the consent of any governmental, public or regulatory authority to the assignment to Purchaser of the Permits. Purchaser and Seller shall cooperate with each other with respect thereto. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

            6.5. NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC.; NO OTHER NEGOTIATIONS. In consideration of the time and expense that will be incurred by Purchaser in connection with the transaction contemplated by this Agreement, Seller agrees that following the execution of this Agreement or until termination of this Agreement pursuant to Section 12.2 hereof, it shall not, nor shall it permit any of its Subsidiaries or Affiliates to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, Seller or any of its Subsidiaries or Affiliates to, directly or indirectly, (i) solicit, initiate or encourage the submission of any offer or proposal involving a Proposed Acquisition Transaction (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any action to facilitate, any offer or proposal involving a Proposed Acquisition Transaction or any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Proposed Acquisition Transaction. Seller shall as promptly as practicable advise Purchaser of the receipt by it (or any of the other entities of persons referred to above) after the date hereof of any offer or proposal involving a Proposed Acquisition Transaction, or any inquiry which could lead to any offer or proposal involving a Proposed Acquisition Transaction, the material terms and conditions of such offer, proposal or inquiry and, in the case of an offer or proposal, the identity of the person making any such offer or proposal. The term "Proposed Acquisition Transaction" as used herein means any proposed
(i) purchase of all or any portion of all the assets of the Mass-Market Cigar Business; (ii) sale or exchange of Seller's capital stock, (iii) merger of Seller with any Person or (iv) licensing of the Mass-Market Trademarks to any Person.

            6.6. SUPPLEMENT TO SCHEDULES. After the date hereof, Seller shall, from time to time prior to or at the Closing, by notice to Purchaser, supplement or amend any Section of the Disclosure Schedule, including without limitation, one or more supplements or amendments thereto, to correct any matter which would constitute a breach of any representation or warranty set forth herein. Such supplemental or amended Schedule shall not be deemed to cure any breach of such representation or warranty for the purposes of Article VIII hereof. If, however, the Closing occurs, such supplemental or amended Schedule shall be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed by reason of Seller not having made such supplement or amendment.



                                  ARTICLE VII.

                   CONDITIONS TO THE OBLIGATIONS OF SELLER
                   ---------------------------------------

            The obligations of Seller to consummate the transactions contemplated hereby on the Closing Date are subject, in the discretion of Seller, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

            7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. There shall be delivered to Seller a certificate (signed by the President or a Vice President on behalf of Purchaser) to the foregoing effect.

            7.2. CONSENTS. All (a) Required Consents and (b) other consents, approvals and waivers from governmental authorities and other Persons necessary to permit Seller to consummate the transactions contemplated hereby or necessary to avoid a breach of, default under or termination of any Mass-Market Liability, Mass-Market Contract or Permit shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect.

            7.3. NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person shall be pending or threatened which (i) questions the validity or legality of the transactions contemplated hereby, (ii) could reasonably be expected to have a material adverse effect on the financial condition or results of operation of Seller if the transactions contemplated hereunder are consummated or (iii) could reasonably be expected to cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

            7.4. OPINION OF COUNSEL. Purchaser shall have delivered to Seller an opinion or opinions of counsel to Purchaser, reasonably acceptable to Seller, substantially in the form of Exhibit M hereto.

            7.5. CERTIFICATES. Purchaser shall have delivered to Seller such certificates of Purchaser signed by its officers to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

            7.6.  RESERVED.

            7.7. HSR ACT. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or otherwise been terminated.

            7.8.  ASSUMPTION  DOCUMENT.   Purchaser  shall  have  delivered  the
Assumption Document required by Section 2.5(b) to be delivered by Purchaser.

            7.9. EXECUTION OF ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been duly executed and delivered by each party thereto other than Seller.

                                  ARTICLE VIII.

                          CONDITIONS TO THE OBLIGATIONS
                          -----------------------------
                                  OF PURCHASER
                                  ------------

            The   obligations  of  Purchaser  to  consummate  the   transactions
contemplated hereby are subject, in the discretion of Purchaser, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

            8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as they may have been modified by actions or other changes permitted under Article VI hereof (other than Section 6.3 hereof), (a) all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and (b) Seller shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. There shall be delivered to Purchaser certificates (signed by the Chairman, Vice Chairman, President or a Vice President on behalf of Seller) to the foregoing effect.

            8.2. CONSENTS. All (a) Required Consents and (b) other consents, approvals and waivers from governmental authorities and other Persons necessary to permit Purchaser to consummate the transactions contemplated hereby or necessary to avoid a breach of, default under or termination of any Mass-Market Liability, Mass-Market Contract or Permit shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect.

            8.3. NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person shall be pending or threatened which (i) questions the validity or legality of the transactions contemplated hereby, (ii) could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Purchaser if the transactions contemplated by this Agreement are consummated, or
(iii) could reasonably be expected to cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

            8.4. OPINION OF COUNSEL. Seller shall have delivered to Purchaser an opinion or opinions of counsel for Seller, reasonably acceptable to Purchaser, substantially in the form of Exhibit N attached hereto.

            8.5. CERTIFICATES. Seller shall have delivered to Purchaser such certificates of Seller signed by its officers to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Purchaser.

            8.6. HSR ACT. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or otherwise been terminated.

            8.7. NO MATERIAL ADVERSE CHANGE. There shall have been no change in the condition of the Mass-Market Assets or the Mass-Market Liabilities or the financial condition or results of operations of the Mass-Market Cigar Business, except for (i) changes in the ordinary course of business and consistent with past practice, (ii) changes contemplated hereby or relating to the transactions contemplated hereby or (iii) changes which have not had and could not reasonably be expected to have a Material Adverse Effect.

            8.8. EXECUTION OF ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been duly executed and delivered by each party thereto other than Purchaser.

            8.9.  CONVEYANCING  DOCUMENTS.   Seller  shall  have  delivered  the
Conveyancing Instruments required by Section 2.5(a) to be delivered by Seller.

            8.10. AFFIDAVIT. Seller shall have delivered to Purchaser an affidavit stating that Seller is not a foreign person pursuant to Section 1445(b)(2) of the Code.

            8.11. ENVIRONMENTAL DUE DILIGENCE. Purchaser shall have received a final "Phase I" environmental report (or reports) with respect to all of the Dothan Facilities (the "DOTHAN ENVIRONMENTAL REPORT"). The Dothan Environmental Report shall not contain any information with respect to Environmental Conditions at the Dothan Facilities that could reasonably be expected to result in a material Mass-Market Liability, after giving effect to remedial action that either (a) is taken by Seller prior to the Closing Date or (b) Seller, with the consent of Purchaser (which consent shall not be unreasonably withheld), agrees to commence and complete within 12 months after the Closing Date at Seller's sole cost and expense.



                                   ARTICLE IX.

                ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
                ---------------------------------------------

            9.1. BOOKS AND RECORDS. Seller and Purchaser agree that so long as any Mass-Market Books and Records or Seller Books and Records, to the extent that they pertain to the operations of the Mass-Market Cigar Business prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same upon reasonable written notice at any time during business hours for any proper purpose.

            9.2. FURTHER ASSURANCES. On and after the Closing Date, Seller and Purchaser will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Purchaser in possession and operating control of the Mass-Market Cigar Business.

            9.3.  NONSOLICITATION.

            (a) NONSOLICITATION OF EMPLOYEES OF PURCHASER. If the transactions contemplated hereby are consummated, neither Seller, any of its Subsidiaries or any of their respective Affiliates shall directly or indirectly, for themselves or on behalf of any other individual or entity, induce or attempt to induce any of the Mass-Market Employees or any other employee of Purchaser, any of its Subsidiaries or any of their respective Affiliates to leave his or her employment with the Purchaser, any of its Subsidiaries, or any of their respective Affiliates at any time within five (5) years from the Closing Date. If the transactions contemplated hereby are not consummated, neither Seller, any of its Subsidiaries or any of their respective Affiliates shall, directly or indirectly, for itself or himself or on behalf of any other individual or entity, induce or attempt to induce any employee of Purchaser, any of their respective Subsidiaries or any of their respective Affiliates to leave his or her employment with Purchaser, such Subsidiary or such Affiliate, at any time within three (3) years from the date of written notice of termination of this Agreement.

            (b) NONSOLICITATION OF EMPLOYEES OF SELLER. If the transactions contemplated hereby are consummated, neither Purchaser, any of its Subsidiaries or any of their respective Affiliates shall directly or indirectly, for themselves or on behalf of any other individual or entity, induce or attempt to induce any employee of Seller, any of its Subsidiaries or any of their respective Affiliates to leave his or her employment with Seller, any of its Subsidiaries or any of their respective Affiliates, at any time within five (5) years from the Closing Date; provided that the foregoing restriction shall not apply with respect to the Mass-Market Employees. If the transactions
contemplated  hereby  are  not  consummated,   neither  Purchaser,  any  of  its
Subsidiaries  or  any  of  their  respective   Affiliates  shall,   directly  or
indirectly, for itself or himself or on behalf of any other individual or entity, induce or attempt to induce any employee of Seller, any of their respective Subsidiaries or any of their respective Affiliates to leave his or her employment with Seller, such Subsidiary or such Affiliate, at any time within three (3) years from the date of written notice of termination of this Agreement.

            9.4. WARN ACT. If a plant closing or a mass layoff occurs or is deemed to occur with respect to the Mass-Market Cigar Business in connection with the transactions contemplated in this Agreement or at any time after the Closing, Purchaser shall be solely responsible for providing all notices required under the Work Adjustment and Retraining Notification Act, 29 U.S.C. ss.2109 eT Seq. or the regulations promulgated thereunder (the "WARN Act") and for taking all remedial measures, including without limitation, the payment of all amounts, penalties, liabilities, costs and expenses if such notices are not provided.

            9.5.  EMPLOYEES AND EMPLOYEE BENEFITS.

            (a) Effective as of the Closing Date, Purchaser will, in connection with its acquisition of the Mass-Market Cigar Business, offer employment to each Mass-Market Employee in the same or substantially comparable position and at the same or substantially comparable total compensation (including base salary and bonus but excluding stock-based compensation) as in effect immediately prior to the Closing. All such individuals who accept the Purchaser's offer of employment and who become employees of the Purchaser are referred to herein as the "Transferred Employees." Such Transferred Employees shall become employees of

Purchaser effective at 12:01 a.m. Eastern Standard Time on the Closing Date (or the date as of which the Transferred Employee is first able to work, if later) or such later date as may be mutually agreed upon by any Transferred Employee and Purchaser (such date of hire by Purchaser referred to herein as the "Hire Date").

            (b) Seller (or its applicable Plan or Program) shall be and remain liable and responsible for any and all liabilities or payments arising prior to or in connection with the Closing in respect to the employment by Seller of the Mass-Market Employees or the termination of that employment, including but not limited to (i) all claims relating to workers' compensation whether incurred or made by the Mass-Market Employees arising out of events or circumstances which occurred prior to or in connection with the Closing; (ii) all health expenses incurred by the Mass-Market Employees prior to the Hire Date, whether or not claims for such expenses have been filed prior to the Hire Date, so long as such claims are covered by and filed in accordance with the claims period of the applicable Plan or Program of Seller; (iii) any bonus or incentive plans maintained by Seller; (iv) any severance payable to any Mass-Market Employee by reason of the termination of his or her employment with Seller prior to or in connection with the Closing payable under any contract, policy, Plan or Program of Seller; (v) any severance payable to any Transferred Employee who is not employed by the Purchaser as of the 90th day following the Closing Date payable under any contract, policy, Plan or Program of Seller which covered such Transferred Employee immediately prior to the Closing Date; (vi) any vacation accrual which is or becomes payable upon the termination of employment with Seller (provided that Purchaser shall permit each Transferred Employee to use any vacation time after the Closing Date that has accrued through the Closing
Date); (vii) any benefits payable to the Mass-Market Employees under any of Seller's Plans and Programs; (viii) any salary, wages or other compensation payable to the Mass-Market Employees for any period of employment with Seller prior to the Hire Date; and (ix) any health care continuation obligation under applicable law or contract where the qualifying event occurs prior to or in connection with the Closing.

            (c) Purchaser shall not assume, and Seller shall retain all obligations to fund or otherwise shall provide all benefits in respect of or payable under, Seller's Plans and Programs. Except as provided in subsection
(g), no assets or liabilities of any of Seller's Plans and Programs shall be transferred from such Plans and Programs to any plan maintained or established by Purchaser.

            (d) Purchaser shall take all action necessary and appropriate to provide that Transferred Employees shall, effective as of the Hire Date (but subject to subsections (e) and (f)), at the option of Purchaser which may be applied on a plan or program by plan or program basis and/or separately to different groups of employees and subject to changes required by applicable law, be entitled to either:

                  (i) participate in plans or programs established or amended by Purchaser that provide coverages and benefits which are not less favorable than the coverages and benefits provided by the Plans and Programs of Seller in which such Transferred Employees participated immediately prior to the Closing Date, or

                  (ii) participate in Purchaser's then existing plans and programs on substantially the same basis as similarly situated employees of Purchaser (taking into account all applicable factors, including but not limited to position, location of employment, employment classification, age, length of service, pay, part time or full time status, and the like, as well as changes made in such plans and programs in the future);

provided, however, that in no event shall the coverages and benefits offered by the Purchaser to the Transferred Employees who are full time employees be, in the aggregate, less favorable than coverages and benefits of the Seller's Plans and Programs in which they participated immediately prior to the Closing Date, and provided, further, that Purchaser shall not be obligated to provide severance benefits for any Transferred Employee who ceases to be employed by Purchaser before the 90th day following the Closing Date. Subject to the preceding sentence, if a Transferred Employee did not participate in a plan or program of the Seller immediately prior to the Closing Date of the same or substantially similar type as a particular plan or program maintained by the Purchaser, then such Purchaser plan or program shall not be required to cover the Transferred Employee. The requirements of this subsection (d) shall expire on December 31, 2000.

            (e) Subject to restrictions and limitations imposed by applicable law or by insurance companies providing plan benefits or stop loss insurance with respect to a plan, Purchaser shall (i) make participation in employee welfare benefit plans available to Transferred Employees on, or as soon as practicable following, the Hire Date; provided, however, that Purchaser agrees to use its best efforts to make such participation in its employee welfare benefit plans available to Transferred Employees effective on the Hire Date,
(ii) cause its employee welfare benefit plans and programs to provide coverage to the Transferred Employees without regard to any waiting period, evidence and requirement of insurability, preexisting condition, actively at work requirement or exclusion or limitation (except to the extent and in the manner any such waiting period, evidence and requirement of insurability, preexisting condition, actively at work requirement or exclusion or limitation applies immediately prior to the Closing, provided, however, that Purchaser agrees to use its best efforts to make coverage in its employee welfare benefit plans available on such basis to Transferred Employees, and (iii) make participation in employee pension benefit plans available to Transferred Employees no later than 90 days following the Closing Date.

            (f) Subject to restrictions and limitations imposed by applicable law, Purchaser agrees (i) for purposes of determining eligibility to become a participant in its employee pension benefit plans and programs, to treat a Transferred Employee's service with Seller or any of its predecessors or affiliates since last date of hire through the Hire Date as service with Purchaser for any Transferred Employee who is employed by Purchaser on the 90th day following the Closing Date, (ii) for purposes of determining vesting in its employee pension benefit plans and programs, to treat a Transferred Employee's service with Seller or any of its predecessors or affiliates since last date of hire through the Hire Date as service with Purchaser for any Transferred Employee who is employed by Purchaser on the first anniversary of the Closing Date, (iii) for purposes of determining eligibility to become a participant in its employee welfare benefit plans and programs, to treat a Transferred

Employee's service with Seller or any of its predecessors or affiliates since last date of hire through the Hire Date as service with Purchaser, and (iv) for purposes of vacations, seniority and the like, to treat a Transferred Employee's service with Seller or any of its predecessors or affiliates since last date of hire through the Hire Date as service with Purchaser; provided, however, that no past service credit shall be required for any post-retirement health, life or other welfare benefits.

            (g) If Seller and Purchaser mutually agree, existing balances of Transferred Employees in Seller's health care spending account may be transferred to a health care spending account maintained by Purchaser at or after the Closing Date.

            (h) Seller agrees to provide Purchaser with such records as Purchaser may reasonably request regarding service of and participation by employees prior to the Hire Date in employee benefit plans and programs maintained or participated in by Seller. Seller agrees to provide Purchaser with access to (i) Mass-Market Employees at least 20 days prior to the Closing Date for purposes of Purchaser's explaining to, and receiving elections from, Transferred Employees regarding its welfare benefits and (ii) to the insurance companies and other service providers for Seller's Plans and Programs providing welfare benefits at least 30 days prior to the Closing Date. If such access is not provided, Seller agrees that such inaccessibility will affect Purchaser's best efforts to provide welfare benefits effective as of the Closing Date.

            (i)   [intentionally omitted]

            (j) Notwithstanding any other provision of this Section 9.5, the parties understand and agree that (i) in the event that any Transferred Employees become represented by a collective bargaining agent prior to the Closing Date, provision of benefits to such Transferred Employees shall be determined pursuant to collective bargaining and (ii) in the event that any Transferred Employees become covered by a collective bargaining agreement on or following the Closing Date, provision of benefits to such Transferred Employees shall be determined pursuant to the terms of the collective bargaining agreement.

            (k) No provision in this Agreement shall create any third party beneficiary rights in any Mass-Market Employee or Transferred Employee (or any beneficiaries, dependents, or collective bargaining representatives thereof), with respect to the terms and conditions of employment of any such Mass-Market Employee or Transferred Employee, including, but not limited to, the type or level of compensation or benefits provided by Purchaser or Seller.


            9.6. COLLECTION OF RECEIVABLES. Purchaser is not purchasing accounts receivable of Seller as such exist prior to the Closing Date. Such accounts receivable and all risks of collection thereof shall remain the responsibility of Seller.

                                   ARTICLE X.

                                  RISK OF LOSS
                                  ------------

            From the date hereof through the Closing Date, all risk of loss or damage to the Mass-Market Assets shall be borne by Seller, and thereafter shall be borne by Purchaser. If any portion of the Mass-Market Assets is destroyed or damaged by fire or other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Purchaser as soon as practicable after, but in any event within five
(5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Mass-Market Assets, and the amount, if any, which the Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Purchaser shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller's notice or if there are not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Mass-Market Assets in their destroyed or damaged condition in which event Purchaser shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and the full Purchase Price shall be paid, (b) excluding such Mass-Market Assets from this Agreement, in which event the Purchase Price shall be reduced by the reasonable value allocated to such Mass-Market Assets, as mutually agreed between the parties or (c) if such loss has resulted in a Material Adverse Effect, terminating this Agreement in accordance with Section
12.2. If Purchaser accepts such Mass-Market Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Purchaser; otherwise, such insurance proceeds shall belong to Seller.



                                   ARTICLE XI.

                          INDEMNIFICATION; SURVIVAL OF
                          ----------------------------
                              REPRESENTATIONS, ETC.
                              ---------------------

            11.1. SURVIVAL OF REPRESENTATIONS, ETC. The covenants, representations and warranties contained herein shall survive the Closing Date (unless the party for whose benefit any such representation or warranty was made had Knowledge of the inaccuracy of such representation or the breach of such warranty on the Closing Date, whether in the case of Purchaser, as a result of the exercise of Purchaser's rights under Section 6.3 or otherwise) until, and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before, 5:00 p.m. Eastern Standard Time on the first anniversary of the Closing Date, at which time, such covenants, agreements, representations and warranties shall expire and terminate, provided, however, that (i) the representations and warranties of Seller respecting Taxes set forth in Section 4.18 shall survive the Closing for the applicable statute of limitations; (ii) the representations and warranties of Seller respecting environmental matters set forth in Section 4.21 shall survive the Closing until 5:00 p.m. Eastern Standard Time on the fifth anniversary of the Closing Date, at which time such representations and warranties shall expire and terminate; (iii) the representations and warranties of Seller to the extent they apply solely to title to the Mass-Market Assets set forth in Sections 4.6, 4.19, 4.20 and 4.22, and the obligation of Seller to indemnify Purchaser for any loss arising out of any Retained Liabilities pursuant to Section 11.2(a)(i), shall survive the Closing without limitation as to time; (iv) the obligation of Purchaser to indemnify Seller for any loss arising out of the Mass-Market Liabilities pursuant to Section 11.2(a)(ii), shall survive the Closing without limitation as to time and (v) the covenants and agreements of Seller or Purchaser under this Agreement to be performed after Closing Date shall survive the Closing, to the extent specifically provided herein (the "SURVIVAL PERIOD"). The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein, nor shall it affect the rights of a party in respect of any claim made by such party at any time hereafter in respect of any Mass-Market Liabilities or Retained Liabilities.

            11.2. INDEMNIFICATION.

            (a)   GENERAL.

                  (i)  Subsequent  to the Closing Date,  Seller shall  indemnify
      Purchaser, its Affiliates, and each of their respective, partners, officers, directors, employees, stockholders and agents (the "Purchaser Indemnified Parties") against, and hold each of the Purchaser Indemnified Parties harmless from any Losses incurred by any such Purchaser Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, (A) the breach of any warranty, representation, covenant or agreement of Seller contained in this Agreement, (B) the Retained Liabilities, and (C) the waiver by Seller and Purchaser of compliance with the Bulk Transfer Laws (except for those Liabilities with respect to which any Seller Indemnified Party is entitled to indemnification from Purchaser pursuant to Section 11.2 (a)(ii)(A)).

                  (ii) Subsequent to the Closing Date, Purchaser shall indemnify Seller, its Affiliates, and each of their respective partners, officers, directors, employees, stockholders and agents, as the case may be (the "Seller Indemnified Parties"), against, and hold each of the Seller Indemnified Parties harmless from, any Losses incurred by such Seller Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, (A) the breach of any warranty, representation, covenant or agreement of Purchaser contained in this Agreement, and (B) the Mass-Market Liabilities (except for those Liabilities with respect to which any Purchaser Indemnified Party is entitled to indemnification from Seller pursuant to Section 11.2
      (a)(i)(A).

            (b) PROCEDURE FOR CLAIMS. If a claim for Losses (a "Claim") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party") shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section 11.2. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), (A) the Indemnifying Party shall be entitled, if it so elects, at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof by appropriate actions or proceedings, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 11.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 11.2 within 30 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 11.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

            11.3. THRESHOLD; LIMITATIONS ON LIABILITY.

            (a) Except as provided in Section 11.3(e), the Purchaser Indemnified Parties shall not be entitled to recover for any Losses until such time as the Losses claimed by the Purchaser Indemnified Parties in the aggregate exceed $100,000 (the "Loss Threshold"), and then only to the extent of such excess.

            (b) Except as provided in Section 11.3(e), the Seller Indemnified Parties shall not be entitled to recover for any Losses until such time as the Losses claimed by the Seller Indemnified Parties in the aggregate exceed the Loss Threshold, and then only to the extent of such excess.

            (c) Except as provided in Section 11.3(e), the maximum aggregate amount of Losses for which the Purchaser Indemnifying Parties shall be liable pursuant to this Article XI shall be $10,000,000 (the "Indemnification Limit").


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
            (d) Except as provided in Section 11.3(e), the maximum aggregate amount of Losses for which the Seller Indemnifying Parties shall be liable pursuant to this Article XI shall be the Indemnification Limit.

            (e) The thresholds and limitations set forth in this Section 11.3 shall not apply with respect to any Claim by an Indemnified Party with respect to: (i) the Retained Liabilities (in the case of a Claim by a Purchaser Indemnified Party), including Off-Site Environmental Liabilities; (ii) the Mass-Market Liabilities (in the case of a Claim by a Seller Indemnified Party);
(iii) the breach of any covenant or agreement by any party to be performed after the Closing; (iv) any criminally fraudulent breach of a representation or warranty discovered by the non-breaching party after the Closing; (v) the breach of any representations and warranties of Seller to the extent they apply solely to title to Mass-market Assets set forth in Sections 4.6, 4.19, 4.20 and 4.22 (in the case of a Claim by a Purchaser Indemnified Party); or (vi) the failure of a party to comply with the provisions of Section 11.2(b).

            11.4. INSURANCE PROCEEDS. To the extent that any Claim is covered by insurance held by the Indemnified Party, such Indemnified Party shall be entitled to indemnification pursuant to this Article XI only with respect to the amount of Losses that are in excess of the cash proceeds received by such Indemnified Party pursuant to such insurance. If such Indemnified Party receives such cash insurance proceeds prior to the time such Claim is paid, then the amount payable by the Indemnifying Party pursuant to such Claim shall be reduced by the amount of such insurance proceeds. If such Indemnified Party receives such cash insurance proceeds after such Claim is paid, then upon receipt by the Indemnified Party of any cash proceeds pursuant to such insurance up to the amount of the Losses incurred by such Indemnified Party with respect to such Claim, such Indemnified Party shall repay any portion of such amount which was previously paid by the Indemnifying Party to the Indemnified Party in satisfaction of such Claim.

            11.5. INDEMNIFICATION AS EXCLUSIVE REMEDY. With respect to any matter as to which indemnification is provided pursuant to this Article XI, such indemnification shall be the sole remedy available to the indemnified party.



                                  ARTICLE XII.

                                  MISCELLANEOUS
                                  -------------

            12.1. BUDGET AND PROJECTIONS. Purchaser acknowledges that no representations or warranties have been made by Seller, and Purchaser has not relied upon any statements made by Seller, with respect to projections or the likelihood of projected results being achieved.

            12.2. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of Seller and Purchaser, (b) by either Seller or Purchaser if the conditions to such parties' obligations set forth in Articles VII and VIII, as the case may be, have not been satisfied (unless waived by the party entitled to the benefit thereof) and


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
the Closing has not occurred on or before June 30, 1999, without liability of either party hereto or (c) by Purchaser at any time following the occurrence of an event described in Article X(c); provided, however, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of such party to have performed its obligations hereunder. In the event that a condition precedent to a party's obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby. The Confidentiality Agreements shall survive any termination of this Agreement.

            12.3. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller without the prior written consent of Purchaser, or by Purchaser without the prior written consent of Seller except that Purchaser may assign its rights and obligations to any direct or indirect wholly-owned Subsidiary of Swedish Match AB; provided that such assignee shall agree in writing to be bound by the terms and conditions applicable to Purchaser as set forth in this Agreement; and provided further, that following any such assignment Purchaser shall remain liable, and no such assignment shall relieve Purchaser from its obligations, under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

            12.4. BULK TRANSFER LAWS. Seller and Purchaser hereby waive compliance with the provisions of any applicable bulk transfer laws, or any other similar laws ("Bulk Transfer Laws"), and Seller hereby agrees to defend, indemnify, and hold harmless Purchaser from and against any costs, expenses, liability or claims by any person arising out of or due to the failure to comply with such Bulk Transfer Laws, including, without limitation, any claims by any person against all or any part of the Mass-Market Assets, but excluding any Mass-Market Liabilities.

            12.5. COSTS AND EXPENSES. Except as otherwise specifically provided herein, all costs and expenses incurred by or on behalf of Seller and Purchaser, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants employed in connection with the authorization, preparation, execution, and performance of this Agreement or other matters relating thereto shall be borne solely by the party that incurred the same and the other party shall have no liability with respect thereof.

            12.6. TRANSFER TAXES. All sales, use, and transfer taxes and recording, filing, title, and registration fees or other charges imposed upon or incurred in connection with or as a direct result of the transfer of the Mass-Market Assets to Purchaser and the consummation of the transactions contemplated herein shall be borne and paid in accordance with local custom.

            12.7. REAL ESTATE AND OTHER TAXES. All real estate and ad valorem taxes imposed upon or assessed against the Leased Real Property or other Mass-Market Assets shall be prorated as of the Closing Date.


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
            12.8. UTILITIES AND OTHER CHARGES. To the extent such amounts are not included in the Prepaid Expenses or payables to be retained by Seller as part of the Retained Liabilities (a) charges for electricity, water, gas, and other utilities and for telephone services related to the Mass-Market Assets as of or for the calendar month in which the Closing occurs shall be prorated as of the Closing Date; (b) payments under the Contracts and the Dothan IRB Lease and the Dominican Republic Leases and the Personal Property Leases as of or for the calendar month in which the Closing occurs shall be prorated as of the Closing Date; and (c) other similar prepaid expenses and other charges of Seller related to the Mass-Market Cigar Business shall be prorated as of the Closing Date as mutually agreed by Seller and Purchaser.

            12.9. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and effective when delivered in person or by courier (with a receipt obtained therefor), telegraphed, telexed or by facsimile transmission (with an executed copy mailed as described below), or effective on the date receipt is acknowledged when mailed by certified mail, postage prepaid, return receipt requested, as follows:


       If to Seller:
                              c/o General Cigar Holdings, Inc.
                              387 Park Avenue South
                              New York, New York  10016
                              Attention:  A. Ross Wollen, Esq.
                              Senior Vice President and General Counsel
                              Facsimile No.:  (212) 561-8791

       With a copy to:        Latham & Watkins
                              885 Third Avenue
                              New York, New York 10022
                              Attention: R. Ronald Hopkinson, Esq.
                              Facsimile No.: (212) 751-4864

       If to Purchaser:       Swedish Match North America Inc.
                              6630 West Broad Street
                              Richmond, Virginia
                              Attention:  Gerard J. Roerty, Jr., Esq.
                              Facsimile No.:(804) 287-3282

       With a copy to:        Mays & Valentine, L.L.P.
                              Nations Bank Center, 23rd Floor
                              1111 East Main Street,
                              Richmond, Virginia  23219
                              Attention:  Elizabeth G. Hester, Esq.
                              Facsimile No.:  (804) 697-1339


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
       and to:                Swedish Match AB
                              Rosenlundsgaten 36
                              SE-118 85 Stockholm
                              Sweden
                              Attention: Bo Aulin
                              Facsimile No.: 011-46-8-658-7656

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

            12.10. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

            12.11. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Disclosure Schedule and all exhibits hereto and the Confidentiality Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            12.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            12.13. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            12.14. HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            12.15. PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Purchaser and Seller. Thereafter, so long as this Agreement is in effect, neither Purchaser, Seller nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                    GENERAL CIGAR CO., INC.


                                    By: /s/ Edgar M. Cullman
                                    ------------------------
                                       Name:  Edgar M. Cullman
                                       Title:  Chairman



                                    SWEDISH MATCH NORTH AMERICA, INC.


                                    By: /s/ William G. McClure, III
                                    -------------------------------
                                       Name:  William G. McClure, III
                                       Title:  Authorized Agent


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